UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________

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☐	Soliciting Material Pursuant to §240.14a-12
LEONARDO DRS, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 Proxy Statement

LeonardoDRS.com

LEONARDO DRS

2345 Crystal Drive, Suite 1000 Arlington, Virginia 22202 Tel: 703-416-8000
Dear Stockholder:
We appreciate your continued support and confidence in Leonardo DRS, Inc. (the “Company,” “we,” “us” or “our”).
Effective January 1, 2026, the Company implemented a planned leadership transition to build on its strong foundation and support the next chapter of growth. After 14 years of leadership, William J. Lynn III retired as Chairman and Chief Executive Officer, and the Board of Directors (the “Board”) unanimously appointed John A. Baylouny as President and Chief Executive Officer and a member of the Board. The Board also unanimously elected Frances F. Townsend as Chair of the Board.
As Chair, Ms. Townsend will lead the Board’s oversight of strategy, performance, and risk, partnering closely with Mr. Baylouny and management to support execution of the Company’s strategic and operational priorities. Under Mr. Baylouny’s leadership, the Company is prioritizing speed, innovation, and the delivery of quality capabilities to enable mission success and drive enduring growth.
You are cordially invited to join the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, May 14, 2026, at 9:00 a.m. (Eastern Time). The Annual Meeting will be held virtually through a live webcast at www.virtualshareholdermeeting.com/DRS2026. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions in advance of and during the meeting by logging in to the website listed above using the 16‑digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.
We are using the Securities and Exchange Commission’s Notice and Access rule, which allows our proxy statement and annual report to be delivered online instead of mailing printed copies to every stockholder. Following this rule, on or about April 3, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to stockholders who have not requested printed materials. This Notice provides instructions for accessing the proxy materials and requesting a paper copy of such materials.
Your vote is very important to us and to the continued success of our Company. Please complete and return your proxy card by mail, or vote via telephone or the Internet, as soon as possible regardless of whether you plan to attend the Annual Meeting. Thank you in advance for your continuing commitment to Leonardo DRS, Inc.
Sincerely yours,
LEONARDO DRS, INC.

Frances F. Townsend Chair of the Board of Directors April 3, 2026	John A. Baylouny President, Chief Executive Officer, and Director

Notice of Annual Meeting of Stockholders
To facilitate broad stockholder attendance and participation and provide a consistent experience to all stockholders, regardless of location, this year’s Annual Meeting (the “Annual Meeting”) of Stockholders of Leonardo DRS, Inc. (“Leonardo DRS,” the “Company,” “we,” “our” or “us”) will be held virtually at the date and time below. There will be no in-person meeting location. At the Annual Meeting, stockholders will be asked to consider and vote upon the matters set forth in this notice.
The purpose of our Annual Meeting is to:

Date:
Thursday, May 14, 2026
Time:
9:00 a.m., ET
Place:
The Annual Meeting will be held through a virtual web conference at www.virtualshareholder
meeting.com/DRS2026. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these Proxy Materials.

Elect the following nine nominees to the Board of Directors (the “Board”): Frances F. Townsend, Gail S. Baker, John A. Baylouny, Dr. Louis R. Brothers, General George W. Casey, Jr. (Ret.), Mary E. Gallagher, Reuben Jeffery III, Kenneth J. Krieg, and Eric C. Salzman;

Approve, in a non-binding advisory resolution, the compensation of the Company’s named executive officers (“NEOs”);
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
Transact other business that properly comes before the meeting or any postponement or adjournment thereof.

Stockholders who owned Leonardo DRS common stock at the close of business on the record date, March 20, 2026, are entitled to vote at the Annual Meeting, or any postponement or adjournment thereof.
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including consolidated financial statements (the “2025 Annual Report”), are available to you at www.proxydocs.com.

YOUR VOTE IS IMPORTANT
Even if you plan to attend the Annual Meeting (virtually), please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet as instructed on the proxy card or Notice of Internet Availability, before the meeting and as soon as possible. Your prompt response is helpful and your cooperation will be appreciated.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
The Securities and Exchange Commission’s (the “SEC”) “Notice and Access” rule enables us to deliver a Notice of Internet Availability of Proxy Materials to stockholders in lieu of a paper copy of the proxy statement, related materials, and our 2025 Annual Report. It contains instructions on how to access our proxy statement and 2025 Annual Report and how to vote online.
We appreciate your continued support of Leonardo DRS, Inc.
By Order of the Board of Directors,
LEONARDO DRS, INC.
Mark A. Dorfman
Executive Vice President, General Counsel and Corporate Secretary
April 3, 2026

Proxy Summary
Summary of Proposals Submitted for Vote
The following are only summaries of the proposals to be presented at the Annual Meeting. You should review the full discussion of each proposal in this proxy statement before casting your vote.

Proposal 1: Election of the Board’s Nominees Named in this Proxy Statement to the Board.
Director Nominees: At the Annual Meeting, you will be asked to elect to the Board the nominees for director identified in this proxy statement. The directors, if elected, will serve a one-year term ending at the annual meeting of stockholders in 2027 or until their successors, if any, are elected and qualified, or until their earlier resignation or removal.
Vote Required: Directors are elected by a plurality of the votes cast at the Annual Meeting at which there is a quorum. This means that the nominees receiving the highest number of affirmative votes will be elected as directors. In other words, because there are no other nominees for election as directors other than the persons named in this proxy statement, and assuming each of those persons receives at least one vote, all such nominees will be elected to our Board. Broker non-votes and abstentions will have no effect on this proposal.
VOTE The Board unanimously recommends that you vote “FOR” the election of each nominee presented in Proposal 1. See page 7 for more information.

Proposal 2: Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs.
Compensation of the Company’s NEOs: At the Annual Meeting, you will be asked to approve an advisory resolution regarding the compensation of the Company’s NEOs. This proposal is commonly referred to as a “say-on-pay” vote.
Vote Required: The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required for the approval of the advisory resolution regarding the compensation of the Company’s NEOs. Abstentions will count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
As an advisory vote, the vote on Proposal 2 is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when evaluating our executive compensation program.
VOTE The Board unanimously recommends that you vote “FOR” the advisory resolution presented in Proposal 2. See page 31 for more information.

Leonardo DRS	1	2026 Proxy Statement

Proxy Summary

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.
Independent Registered Public Accounting Firm: At the Annual Meeting, you will be asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Vote Required: The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the Audit Committee’s appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will count as a vote “against” the proposal. If you do not give instructions to your broker on Proposal 3, your broker will be entitled to exercise its discretion with respect to such proposal.
VOTE The Board unanimously recommends that you vote “FOR” the advisory resolution presented in Proposal 3. See page 68 for more information.
2025 Business Performance Highlights
We delivered solid 2025 financial results, underscoring exceptional customer demand and the strength of our balanced and diverse portfolio as highlighted below:

13% increase	$4.2B in Bookings 1.2x Book-to-Bill ratio	$8.4B in Backlog
in year-over-year Revenue

13% increase		24% increase

$227M in Free Cash Flow* generation
in year-over-year Adjusted EBITDA*		in year-over-year Adjusted Diluted EPS*

12.4% Adjusted EBITDA margin*	19% Free Cash Flow* growth	$1.15 in Adjusted Diluted EPS*

*    This is a non-GAAP financial measure. For more information, see “Appendix A: Non-GAAP Financial Measures” to this proxy statement.

Leonardo DRS	2	2026 Proxy Statement

General Information
About the Annual Meeting and Voting
Leonardo DRS, on behalf of its Board, is soliciting your proxy to vote at our Annual Meeting to be held virtually on May 14, 2026 (or at any postponement of the Annual Meeting). This proxy statement summarizes the information you need to know to vote at the Annual Meeting.
A Notice of Internet Availability of Proxy Materials (the “Notice”) will be first mailed on or about April 3, 2026 to stockholders of record as of March 20, 2026 (the “Record Date”). These proxy solicitation materials, combined with our 2025 Annual Report, were first made available on the Internet on or about April 3, 2026. Our principal executive offices are located at 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202, and our telephone number at that location is 703-416-8000. We maintain a website at www.leonardodrs.com. The information on our website is not incorporated by reference into this proxy statement.
Who Can Vote at the Annual Meeting?
Stockholders who owned Leonardo DRS common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 265,994,886 shares of Leonardo DRS common stock outstanding.
Registered Stockholders. If your shares are registered directly in your name with Leonardo DRS’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by Leonardo DRS. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person (virtually) at the Annual Meeting.
Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Beneficial owners are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person (virtually) at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.
How Many Votes Do I Get Per Share?
Each share of Leonardo DRS common stock that you own entitles you to one vote on each matter to be presented at the Annual Meeting.

Leonardo DRS	3	2026 Proxy Statement

General Information
How Can I Get Electronic Access To The Proxy Materials?
Under SEC rules, we are making our proxy materials available via the Internet. Instead of mailing printed copies of the proxy materials to all of our stockholders, the SEC rules allow us to send you, our stockholders as of the Record Date, a Notice containing instructions on how to access the proxy materials via the Internet and how to request a printed copy by mail if you prefer. Sending you the Notice and using the Internet instead of mailing printed proxy materials saves both costs and natural resources.
The Notice provides you with instructions about how to:
•View our proxy materials for the Annual Meeting via the Internet; and
•Request that we send our future proxy materials to you by mail or by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.
What Matters Am I Voting On?

The election of nine directors named in this proxy statement to hold office until the annual meeting of stockholders in 2027 or until their successors are duly elected and qualified, or until their earlier resignation or removal;

The approval of an advisory resolution regarding the compensation of the Company’s NEOs;

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

Any other business that may properly come before the meeting.

Leonardo DRS	4	2026 Proxy Statement

General Information
How Does the Board Recommend I Vote on These Proposals?
The Board recommends a vote as follows:

Board Recommendation	Proposal

FOR each nominee	Proposal One: The election of the nine nominees named in this proxy statement to the Board;
FOR	Proposal Two: The advisory resolution regarding the compensation of the Company’s NEOs; and
FOR	Proposal Three: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
If any other matter is properly presented at the Annual Meeting, your shares will be voted in accordance with the proxy holder’s best judgment. At the time this proxy statement was printed, we were not aware of any additional matters to be acted on at the Annual Meeting.
How Do I Vote?
If you do not request printed copies of the proxy materials by mail, you will receive a Notice. Stockholders that receive a Notice may vote via the Internet in the following ways:

Prior to the Annual Meeting
You can vote via the Internet by navigating to www.proxyvote.com and entering the 16-digit control number included on the Notice, proxy card or voting instructions form previously distributed; or

At the Annual Meeting
You may vote via the Internet at the Annual Meeting by attending the live meeting at www.virtualshareholdermeeting.com/DRS2026 and entering the 16-digit control number included on the Notice, proxy card or voting instructions form previously distributed.

If you request printed copies of the proxy materials by mail, you will receive a proxy card or a voting instruction form and will be able to vote in the following ways in addition to the methods of voting via the Internet described above:

Vote by Telephone
You can vote by proxy by calling the toll-free number found on your proxy card or voting instruction form. You will need to use the 16-digit control number included on the proxy card to vote by telephone. The availability of telephone voting may depend on the voting process of the organization that holds your shares; or
Vote by Mail You can vote by completing, dating, signing and returning the proxy card or voting instruction form.

Telephone and Internet voting facilities will be available 24 hours a day. You may vote over the telephone or via the Internet on www.proxyvote.com until 11:59 p.m. (Eastern Time) on May 13, 2026. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the Annual Meeting via Internet or submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Leonardo DRS	5	2026 Proxy Statement

General Information
Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the approval of the advisory resolution regarding the compensation of the Company’s NEOs, and FOR the ratification of the retention of our independent registered public accounting firm for the fiscal year ending December 31, 2026.
As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
Street Name Stockholders: If you hold your shares in a “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposals 3 (ratification of auditors)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals 1 (election of directors) or 2 (advisory vote on executive compensation)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal 3, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.
How Do I Change My Vote Or Revoke My Proxy?
You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, you may vote your shares electronically as described above, submit another later dated proxy by telephone or mail or submit new voting instructions to your bank, broker, trustee or nominee. Your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote via the Internet during the meeting to revoke your proxy.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. The presence, in person (virtually) or by proxy, at the Annual Meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a stockholder does not provide voting instructions to his or her broker or nominee and the broker or nominee does not have discretionary authority to vote on the matter, as further described above under “Who Can Vote at the Annual Meeting - Street Name Stockholders.”
Abstentions
Abstentions are counted as present for establishing a quorum. For all proposals in this proxy statement, except for the election of directors, abstentions have the same effect as votes against the matter. A stockholder may choose to withhold his or her vote in lieu of voting “for” any director nominee. Withheld votes have the same effect as votes against the director nominee.

Leonardo DRS	6	2026 Proxy Statement

Proposal 1
Election of the Board’s Nominees Named in this Proxy Statement to the Board
Director Nominees

Leonardo DRS’s Fifth Amended and Restated Bylaws (the “Bylaws”) provide that the Board must consist of no less than one director nor more than ten directors. The exact number of directors serving on the Board is determined from time to time as specified in the Amended and Restated Proxy Agreement (the “Proxy Agreement”) by and among the Company, the individual proxy holders that are signatories thereto, Leonardo US Holding, LLC (“US Holding”), Leonardo – Società per Azioni (“Leonardo S.p.A.”), Leonardo International -- Società per Azioni, and the U.S. Department of War (the “DoW”), which is discussed in the “Certain Relationships and Related Party Transactions” section in this proxy statement. The Company’s Bylaws provide that directors are elected by a plurality vote. This means that the nominees receiving the highest number of affirmative votes will be elected as directors. In other words, because there are no other nominees for election as directors other than the persons named in this proxy statement, and assuming each of those persons receives at least one vote, all such nominees will be elected to our Board. A stockholder may choose to withhold his or her vote in lieu of voting “for” any director nominee. Withheld votes have the same effect as votes against the director nominee.
The director nominees identified in this proxy statement are standing for election at the Annual Meeting and have been nominated by the Board at the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) to hold office for a one-year term expiring at the annual meeting of stockholders in 2027 or until their successors, if any, are elected and qualified, or until their earlier resignation or removal. Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees named in this proxy statement. The Board has determined that each director nominee, other than Mr. Baylouny, our Chief Executive Officer (“CEO”), if elected, would be an independent director.
All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board.
VOTE The Board unanimously recommends that you vote “FOR” the election of each nominee presented in Proposal 1.

Leonardo DRS	7	2026 Proxy Statement

Proposal 1 – Election of Directors
The following table and biographical summaries set forth, with respect to each nominee for director, his or her committee membership, the year in which he or she first became a director of the Company, and whether or not US Holding (after consultation with Leonardo S.p.A. and the Defense Counterintelligence and Security Agency (“DCSA”)) appointed such director as a proxy holder to serve on the Board pursuant to the Proxy Agreement (as discussed in the “Certain Relationships and Related Party Transactions” section in this proxy statement):

Name	Position	Committee	Director Since	Proxy Holder?

Frances F. Townsend	Board Chair	Compensation (Chair) & Government Security	2009	Yes
Gail S. Baker	Director	Compensation	2021	No
John A. Baylouny	CEO/Director	Government Security	2026	No
Dr. Louis R. Brothers	Director	Audit & Government Security	2023	Yes
General George W. Casey, Jr.	Director	Compensation & Government Security (Chair)	2020	Yes
Mary E. Gallagher	Director	Audit (Chair)	2021	No
Reuben Jeffery III	Director	Audit, Government Security & Nominating	2026	Yes
Kenneth J. Krieg	Director	Compensation, Nominating (Chair) & Government Security	2009	Yes
Eric C. Salzman	Director	Audit & Nominating	2022	No
Set forth below are the biographies for our director nominees as of April 1, 2026, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board:

Leonardo DRS	8	2026 Proxy Statement

Proposal 1 – Election of Directors

Frances F. Townsend has been Chair of the Board since 2026 and Chair of the Compensation Committee since 2009. She previously served as Lead Director from 2023 to 2026.
Other Public Company Directorships:
•Chubb Limited (NYSE: CB) (2020-present)
•Freeport-McMoRan Inc. (NYSE: FCX) (2013-present)
•SciPlay Corporation (NASDAQ: SCPL) (2019-2020)
•Scientific Games Corporation (n/k/a Light & Wonder) (NASDAQ: LNW) (2010-2020)
•Western Union Company (NYSE: WU) (2013-2020)
Relevant Experience and Skills:
•Founder, Frances Fragos Townsend LLC, a corporate consulting company (2022‑present)
•EVP of Corporate Affairs, Corporate Secretary, and Chief Compliance Officer at Activision Blizzard, a video game company (2020-2022)
•Vice Chairman, General Counsel, and Chief Administrative Officer at MacAndrews & Forbes Inc., an investment firm (2010-2020)
•On-air national security analyst for CBS news, an American television and radio broadcaster (2016-2022)
•Corporate partner with the law firm Baker Botts, LLP (2009-2010)
•Served as Assistant to President George W. Bush for Homeland Security and Counter terrorism and chaired the Homeland Security Council (2004-2008)
•Served as Deputy National Security Advisor for Combating Terrorism (2003-2004)
•Served in various senior positions at the U.S. Department of Justice (1990-2001)
•Serves on several non-profit boards including the Council on Foreign Relations, the Atlantic Council, the Center for Strategic and International Studies, the McCain Institute and the Hospital for Special Surgery
•Skilled and experienced in matters of national security and law, business, and government

Frances F. Townsend Age: 64 Director Since: 2009 Board Committees: Compensation (Chair), Government Security Proxy Holder Independent

Leonardo DRS	9	2026 Proxy Statement

Proposal 1 – Election of Directors

Other Public Company Directorships:
•Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (2022-2023)
Relevant Experience and Skills:
•Consultant to Arcline Investment Management, L.P., a private equity firm (2022-present)
•Served on the board of advisors of Argosy Investment Partners-Capewell Aerial Systems, a private equity company (2022-2024)
•President, Aftermarket Services at Collins Aerospace, an aviation and defense technology company (2019-2020)
•President, Intelligence, Surveillance, Reconnaissance, and Space Systems at Collins Aerospace, an aviation and defense technology company (2017-2019)
•President, Air Management Systems, European Entities and Aftermarket (2015-2017)
•President, Aerospace Customers and Business Development for UTC Aerospace Systems, an aerospace and defense company (2011-2015)
•Serves on the non-profit board for the Hartford Bishops Foundation as Executive Chair of the Grants Committee
•Skilled and experienced in matters of strategic planning, portfolio management, technical and operational leadership, P&L management, national security and defense

Gail S. Baker Age: 63 Director Since: 2021 Board Committee: Compensation Independent

Leonardo DRS	10	2026 Proxy Statement

Proposal 1 – Election of Directors

John A. Baylouny has been a Director and our President and CEO since January 2026.
Relevant Experience and Skills:
•More than 35 years in the aerospace and defense industry
•Chief Operating Officer of the Company from 2018 to 2026
•Chief Technology Officer of the Company from 2017 to 2018
•General Manager of the Land Systems business unit of the Company and General Manager of the Advanced ISR business unit of the Company
•Additional technical and managerial assignments with the Company as C4ISR Group Technology Officer, Site General Management, and Vice President of Engineering for the Electro-Optical and Infrared Systems Group
•Serves on the board of the Marshall Legacy Institute, a non-profit organization
•Skilled and experienced in direct P&L management, operational management, product development, program management and product design

John A. Baylouny Age: 64 Director Since: 2026 Board Committee: Government Security

Leonardo DRS	11	2026 Proxy Statement

Proposal 1 – Election of Directors

Other Public Company Directorships:
•Redwire (NYSE: RDW) (2021-present)
•York Space Systems (NYSE: YSS) (2026-present)
•BigBear.ai (NYSE: BBAI) (2020-2022)
Relevant Experience and Skills:
•Principal with the MIT Lincoln Laboratory, a research and development center (2023‑present)
•Operating Partner at AE Industrial Partners, a private equity firm (2022-present)
•Chief Executive Officer of BigBear.ai, an artificial intelligence company (2020-2022)
•Chief Technology Officer at Peraton, a national security firm (2018-2020)
•Principal with The Chertoff Group, a global security risk management and growth advisory firm (2017-2018)
•Under Secretary for Science and Technology at the U.S. Department of Homeland Security (2014-2017)
•Deputy Assistant Secretary of Defense for Research at the Department of Defense (2011-2014)
•Served in various senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, and Envoy Networks
•Serves on the non-profit board of Riverside Research (2017-present)
•Skilled and experienced in matters of defense, government services, and technology industries

Dr. Louis R. Brothers Age: 66 Director Since: 2023 Board Committees: Audit, Government Security Proxy Holder Independent

Leonardo DRS	12	2026 Proxy Statement

Proposal 1 – Election of Directors

General George W. Casey, Jr. (Ret.) has been Chair of the Government Security Committee since April 2026.
Relevant Experience and Skills:
•Served 41 years in the U.S. Army, including from 2007-2011 as the 36th Chief of Staff of the U.S. Army
•Commanded the Multi-National Force – Iraq, a coalition of more than 30 countries (2004-2007)
•Serves as Distinguished Senior Lecturer of Leadership at the SC Johnson College of Business, Cornell University, and lectures at the Korbel School, University of Denver
•Served as the Chairman of the board of governors of the United Service Organizations, nonprofit-charitable corporation (2015-2023) and board member of the University of Denver (2021-present), ColtCZ North America, a manufacturing company (2021-present), the Ross Initiative in Sports for Equality, a non-profit organization (2019-present), the Center for Global Development, a non-profit think tank (2019-2024), Thanks, USA, a charitable organization (2011-2022), Student Veterans of America, a non-profit organization for veterans (2014-2021), Georgetown University (2014-2020), Army Historical Foundation, a fundraising institution for the National Museum of the United States Army (2011-2020), and FedBid, an online marketplace (2012-2017)
•Skilled and experienced in the matters of military operations, government operations, the non-profit sector, and industry

General George W. Casey, Jr. (Ret.) Age: 77 Director Since: 2020 Board Committees: Compensation, Government Security (Chair) Proxy Holder Independent

Leonardo DRS	13	2026 Proxy Statement

Proposal 1 – Election of Directors

Mary E. Gallagher has been the Chair of the Audit Committee since 2021.
Other Public Company Directorships:
•American Outdoor Brands (NASDAQ: AOUT) (2020-present)
•Served as director of IronNet (NYSE: IRNT) (2021-2023)
Relevant Experience and Skills:
•Served as director of Novaria Group, an aerospace and defense company (2020-2026)
•Chief Financial Officer at Wheels Up, a private aviation company (2016-2018)
•Served in a variety of top financial roles at United Technologies Corporation, an aerospace and defense company (now Raytheon Technologies Corporation) (2004-2016) most recently serving as Chief Financial Officer at Sikorsky Aircraft, an aircraft manufacturer (2013-2016)
•Vice President Controller and Chief Accounting Officer at Olin Corporation, a manufacturing company (1996-2004)
•Served for nine years with KPMG, an accounting firm in various positions in the audit, mergers/acquisitions, consulting, and training groups (1987-1996)
•Skilled and experienced in the matters of business administration, accounting, financial leadership, and defense

Mary E. Gallagher Age: 60 Director Since: 2021 Board Committee: Audit (Chair) Independent

Leonardo DRS	14	2026 Proxy Statement

Proposal 1 – Election of Directors

Other Public Company Directorships:
•Affiliated Managers Group, Inc. (NYSE: AMG) (2021-2025)
Relevant Experience and Skills:
•President and Chief Executive Officer and a member of the board of Rockefeller & Co., an investment management company (2010-2018)
•Held various senior leadership roles in the U.S. government including as Under Secretary for Economic, Energy and Agricultural Affairs, Chairman of the Commodity Trading Commission, Special Assistance to the President on the staff of the National Security Council, Advisor to Ambassador Bremer in Iraq, and Executive Director of the Coalition Provisional Authority’s office in the Pentagon
•Spent 18 years at Goldman Sachs & Co., an investment banking company, including serving as Managing Director of the Paris office and leading the European Financial Group
•Skilled and experienced in matters of finance, and U.S. and global political and regulatory environments

Reuben Jeffery III Age: 72 Director Since: 2026 Board Committees: Audit, Government Security, Nominating Proxy Holder Independent

Leonardo DRS	15	2026 Proxy Statement

Proposal 1 – Election of Directors

Kenneth J. Krieg has been the Chair of the Nominating Committee since 2021.
Other Public Company Directorships:
•BWX Technologies, Inc. (NYSE: BWXT) (2016-present)
Relevant Experience and Skills:
•Head of Samford Global Strategies, an advisory and consulting practice which Mr. Krieg founded in 2007
•Served as Executive in Residence with Renaissance Strategic Advisors, a leading consultancy supporting premier firms in the aerospace, defense, space, intelligence and government services industry (2010-present)
•Served in several positions within the Department of Defense (2001-2007), including as Undersecretary of Defense for Acquisition, Technology, and Logistics (2005-2007)
•Spent 11 years working for the International Paper Company, a packaging solutions provider, most recently as Vice President and General Manager of the Office and Consumer Papers Division
•Served on the boards of Tempus Applied Solutions Holdings, Inc., an aerospace and defense company (2014-2016) and API Technologies Corp., a manufacturing company (2011-2016)
•Serves on a number of private and foreign ownership control and influence (“FOCI”) mitigation boards
•Skilled and experienced in the matters of overseeing research, development, acquisitions, FOCI mitigation, public company governance, and government

Kenneth J. Krieg Age: 65 Director Since: 2009 Board Committees: Compensation, Nominating (Chair), Government Security Proxy Holder Independent

Leonardo DRS	16	2026 Proxy Statement

Proposal 1 – Election of Directors

Other Public Company Directorships:
•Movella Holdings Inc. (DEL: MVLA) (2023-2024)
•8x8, Inc. (NASDAQ: EGHT) (2012-2024)
Relevant Experience and Skills:
•Chief Executive Officer at Movella | Xsens, an inertial sensor fusion and motion capture systems manufacturer (2024-present)
•Former Chief Executive Officer at Safeguard Scientifics, Inc., a venture capital firm (2020-2023) and former Board Chairman of SolAero Technologies Corp., a satellite solar panel manufacturer (2018-2022)
•Director of Dixa, an agentic customer service platform (2024-present), Typeform, a forms software platform (2024-present), meQuilibrium, a workforce resilience platform (2022-2025), and Prognos Health, a clinical and lab data provider (2022-2025)
•Managing Member of SarniHaan Capital Partners LLC, a specialty consulting firm that provides capital and expertise to support the growth of technology companies (2011‑present)
•Served nearly ten years as Managing Director for Lehman Brothers Holdings, an investment bank, in the Private Equity and Principal Investing Group as well as in the Global Trading Strategies Division
•Served as an independent director, executive chairman, non-executive chairman, audit committee chairman, compensation committee chairman, and M&A committee chairman at over 25 public and private companies
•Skilled and experienced in the matters of capital markets, M&A, corporate governance, restructuring, investments, technology, software, communications, medical devices, manufacturing, defense, and business services

Eric C. Salzman Age: 58 Director Since: 2022 Board Committees: Audit, Nominating Independent

VOTE

The Board unanimously recommends that stockholders vote “FOR” the election of each nominee.

Leonardo DRS	17	2026 Proxy Statement

Proposal 1 – Election of Directors
Directors And Corporate Governance
Board Skills Highlights
Board Skills Matrix, as of April 1, 2026:

Name	Senior Exec of Public Company	Manufacturing/ Operations	Industrial/ National Security	Financial Literacy	M&A/ Business Integration	Government Experience	Technical Expertise	Global Experience	Military/ Defense Experience

Frances F. Townsend	●	●	●	●	●	●	●	●	●
Gail S. Baker	●	●	●	●	●		●	●	●
John A. Baylouny	●	●	●	●	●		●	●	●
Dr. Louis R. Brothers	●		●	●	●	●	●		●
General George W. Casey, Jr.	●		●	●		●		●	●
Mary E. Gallagher	●	●	●	●	●		●	●	●
Reuben Jeffery III	●		●	●	●	●	●	●	●
Kenneth J. Krieg	●	●	●	●	●	●	●	●	●
Eric C. Salzman	●			●	●		●	●	●
Board Composition
The Board is guided by the Company’s Bylaws, Corporate Governance Guidelines and Proxy Agreement. The Nominating Committee is committed to exercising best practices of corporate governance and recognizes the importance of the Board containing diversity of knowledge and experience in business and other relevant knowledge that contributes to the Company’s global activities. In evaluating the Board’s composition, the Nominating Committee considers, for each incumbent director and any potential nominee, various factors, including the skills and attributes described in the above chart. For more information on our director nomination process, please refer to the “Director Nomination Process” section in this proxy statement.
Controlled Company Status
Because Leonardo S.p.A. controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of Nasdaq Stock Market (“Nasdaq”). Therefore, we are not required to have a majority of the directors on our Board be independent, nor are we required to have an independent compensation committee or an independent nominating function. We have nevertheless opted to have a majority of the directors on our Board be independent and to have a Compensation Committee and Nominating Committee that are both comprised of independent directors, as more fully described below.

Leonardo DRS	18	2026 Proxy Statement

Proposal 1 – Election of Directors
Director Independence
The Board has determined that each member of the Board, other than Mr. Baylouny and former director, Mr. Lynn, is independent under the criteria established by the Nasdaq listing rules. The Board also determined that former director, David W. Carey is independent under the aforementioned criteria. In addition, the Board has determined that each member of the Audit Committee and each member of the Compensation Committee meets the additional independence criteria required for audit committee and compensation committee members, as applicable, established by SEC rules and regulations and Nasdaq listing rules.
Workforce Management
As of year-end 2025, the Company employed approximately 7,300 employees. Our workplace is guided by our core values of integrity; agility; excellence; customer focus; community and respect; and innovation, which shape how we operate and support our customers.
The highly specialized nature of our business requires a skilled and technically advanced workforce. We employ approximately 1,650 engineers supporting programs in sensing, electro-optical infrared systems, laser systems, network computing, communications systems, integration, and power propulsion. Our employees maintain more than 1,750 security clearances, enabling our engineers and leadership teams to support our customers’ classified programs and critical national security missions.
We believe our long-term success depends on our ability to attract, develop and retain a highly qualified workforce. To support this objective, we maintain comprehensive talent acquisition and talent management programs designed to recruit, engage, and retain employees in a competitive labor market. We provide market-based, competitive compensation and recognize employee performance through a combination of base pay, incentive compensation, and equity-based programs where appropriate. In addition, we offer a broad range of benefits designed to support the physical, emotional and financial well-being of our employees and their families.
The health and safety of our workforce is a top priority. Across our operations, we maintain programs and processes designed to prevent workplace hazards, promote safe behaviors, and drive continuous improvement in safety performance. These efforts are designed to reduce workplace incidents and illnesses while complying with applicable health and safety laws and regulations. We also offer wellness programs that provide employees with resources, information, and support to promote healthy lifestyles and reduce health risks.
We are committed to the development of our workforce and the long-term strength of our leadership pipeline. Our talent management programs focus on employee and leadership development, succession planning, and the continued growth of technical and managerial capabilities across the organization. We invest in training programs that support both critical skills and leadership behaviors aligned with our core values. Through structured succession planning processes, we identify and develop future leaders and build bench strength for key leadership and other critical roles.
Our mission and values guide our efforts to maintain a highly engaged and motivated workforce. We regularly seek employee feedback to assess engagement levels and identify opportunities to strengthen our workplace environment. We strive to foster a culture that encourages collaboration, innovation, accountability, and operational excellence while providing opportunities for employees to grow professionally and contribute meaningfully to our mission.
As a company focused on delivering advanced technologies and mission-critical solutions to the U.S. military, we are proud to support the broader military community. We contribute to organizations that provide direct assistance to service members, veterans, and their families, including the USO, Blue Star Families, American Red Cross, TAPS, Move United and the Fisher House Foundation. We also support educational opportunities for military children and spouses through organizations such as the Anchor Scholarship Foundation, the Navy-Marine Corps Relief Society, and the Children of Fallen Patriots Foundation. In addition, we have proudly sponsored the Army Ten-Miler for the past 16 years and we are a national partner with Home For Our Troops, which provides mortgage-free homes to severely injured post-9/11 veterans and their families.

Leonardo DRS	19	2026 Proxy Statement

Proposal 1 – Election of Directors
The Company is committed to supporting the military community through the recruitment, hiring, and development of veterans across our workforce. Veterans contribute valuable technical skills, leadership experience, and mission-focused capabilities that enhance the Company’s performance. Since 2020, we have been recognized as a Best for Vets Employer by Military Times. In addition, the Company received the Gold Medallion designation under the U.S. Department of Labor’s HIRE Vets Medallion Program in 2023, 2024, and 2025. The Company has also been certified as a Great Place to Work® since 2022, reflecting our commitment to maintaining a strong and supportive workplace culture.
Governance
Our corporate governance policies and practices are designed and implemented to be compliant with the Nasdaq listing rules, SEC rules and regulations, and the applicable corporate governance requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). We maintain a corporate governance page on our website at https://investors.leonardodrs.com. Highlights of our corporate governance include:

•100% Independent Nominating and Compensation Committee Members
•Independent Board Chair
•Annual Board and Committee Evaluations
•Director Overboarding Policy
•Periodic Review of Committee Charters and Governance Policies
•Regular Meetings of Independent Directors without Management Present

•Formal CEO Evaluation Process
•Stockholder Engagement Program
•Stock Ownership Guidelines for Directors and Officers
•Annual Compensation Risk Assessment
•Codes of Conduct for Directors, Officers and Employees
•Succession Planning Process
•Corporate Governance Guidelines

Code of Ethics
Our Board has adopted a Code of Business Conduct and Ethics for directors, officers and employees (the “Code of Ethics”). The Code of Ethics is available on our website at https://investors.leonardodrs.com/corporate-governance/governance-overview. We will post on this section of our website any amendment or update to the Code of Ethics, as well as any waivers of the Code of Ethics that are required to be disclosed by SEC or Nasdaq rules.
Insider Trading Policy
We have adopted an Insider Trading Policy applicable to our directors, officers, certain other designated employees, and related persons and controlled entities of the foregoing that governs the purchase, sale and other dispositions of the Company's securities. While the Company is not subject to the Insider Trading Policy itself, the Company will not engage in transactions in its securities while aware of material nonpublic information. We believe that the Company’s Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Policy was filed as Exhibit 19 to our 2025 Annual Report.

Leonardo DRS	20	2026 Proxy Statement

Proposal 1 – Election of Directors
Board Overview
Board Structure and Risk Oversight
Leadership Structure
As noted above, Ms. Townsend has served as Chair of the Board since 2026. She previously served as our Lead Director since 2023.
Our Board has decided to maintain separate Chair and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the Chair to lead the Board in its fundamental role of providing advice to, and independent oversight of, management, as well as oversight of Board meetings. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair. While our Bylaws and Corporate Governance Guidelines do not require that our Chair and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as Chair is the appropriate leadership structure for the Company at this time.
The Board understands there is no “one-size fits all” approach to providing Board leadership in the competitive and changing environment in which we operate. The optimal Board leadership structure may vary as circumstances warrant. At present, the Board believes its current structure effectively maintains independent oversight of management.
Risk Oversight
The Board’s Risk Oversight Responsibilities
Our Board believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.
Key Board Committee Oversight Responsibilities
Our Audit Committee is responsible for overseeing risks associated with the financial health of the Company and other financial matters, such as financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Compensation Committee has primary responsibility for risks and exposures associated with retention, succession planning and compensation of our executive officers, including the associated policies, plans and practices. The Nominating Committee oversees risks associated with our governance practices, the independence of our Board, potential conflicts of interest, our ethics and compliance program and overall enterprise risk. The Government Security Committee oversees risks associated with our obligation to safeguard information in our possession, including cyber threats to our classified and unclassified networks, counterintelligence threats, physical threats to our facility and workforce, and compliance with the Proxy Agreement and applicable laws and regulations including the International Traffic in Arms Regulations (“ITAR”), Export Administration Regulations (“EAR”), and the National Industrial Security Program Operating Manual (“NISPOM”).
Our senior management is responsible for implementing and reporting to our Board regarding our risk management processes, including assessing and managing the risks we face on a day-to-day basis. The role of our Board in our risk oversight is consistent with our leadership structure, with our CEO and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Leonardo DRS	21	2026 Proxy Statement

Proposal 1 – Election of Directors
Board Effectiveness
Board and Committee Self-Evaluation Process
Board and committee evaluations play a critical role in ensuring the effective functioning of our Board and its committees. Our Board and its committees annually evaluate their own performance. Generally, as part of the self-evaluation process, directors are provided detailed questionnaires designed to offer a thoughtful and substantive reflection on the Board’s or committee’s performance, as applicable. The questionnaires consider various topics related to Board and committee composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experiences and backgrounds. As set forth in its charter, the Nominating Committee oversees the Board evaluation process. The Nominating Committee periodically reviews the form of questionnaire and the self-evaluation process, considers whether changes are recommended, and reports the results to the Board.
Director Overboarding Guidelines
Directors are expected to commit substantial time and energy to the Board and should ensure that other existing and future time commitments do not materially interfere with their service as a director. While the Company values the experience directors bring from other business associations, including other boards on which they serve, we recognize that those boards may present demands on a director’s time and availability and may present conflicts or legal issues. Directors should therefore advise the Chair of the Nominating Committee and the Chair of the Board before accepting membership on any audit committee or other significant committee assignment on any other board of directors, any new membership on other boards of directors or other significant commitments involving affiliation with other businesses or government entities.
Board Meetings and Committees
The Board met seven times in fiscal year 2025. All directors attended at least 75 percent of the aggregate of the total meetings of the Board and all committees on which they served. Directors are encouraged, but not required, to attend the Company’s annual meeting of stockholders. In 2025, all nine directors serving at the time of the 2025 annual meeting of stockholders attended such meeting.
The Board has an Audit Committee, Compensation Committee, Nominating Committee, and Government Security Committee, each of which has the composition and responsibilities described below. All actions by committees are reported to the Board at the next regularly scheduled meeting. As part of its ongoing corporate governance review, the Board reviews its assignment of committee membership annually.

Leonardo DRS	22	2026 Proxy Statement

Proposal 1 – Election of Directors
The following table reflects the committee memberships as of the filing date of this proxy statement:

Name	Audit	Compensation	Nominating	Government Security

Frances F. Townsend*		●		●
Gail S. Baker		●
John A. Baylouny				●
Dr. Louis R. Brothers*	●			●
George W. Casey, Jr.*		●		●
Mary E. Gallagher	●
Reuben Jeffery III*	●		●	●
Kenneth J. Krieg*		●	●	●
Eric C. Salzman	●		●
● = Chairㅤㅤㅤ● = Committee Member
*    Proxy holder. See the section entitled “Certain Relationships and Related Party Transactions” below for more information.

Audit Committee
Membership
The members of our Audit Committee as of April 1, 2026 are Dr. Brothers, Ms. Gallagher, Mr. Jeffery and Mr. Salzman, with Ms. Gallagher serving as Chair of the Committee. David W. Carey was a member of the Audit Committee until his retirement from the Board on March 31, 2026. Our Board has designated each of Ms. Gallagher, Mr. Jeffery and Mr. Salzman as an “audit committee financial expert” and each of Dr. Brothers, Ms. Gallagher, Mr. Jeffery and Mr. Salzman and former member Mr. Carey has been determined to be “financially literate” under Nasdaq listing standards. Our Board has determined that each member and former member of our Audit Committee satisfies the requirements for independence for Audit Committee members under all applicable rules and regulations of Nasdaq and the SEC.
Committee Charter
Our Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of Nasdaq and the SEC. The Audit Committee reviews its charter at least annually and recommends to the Board any revisions it deems necessary or appropriate. A copy of the Audit Committee Charter is available on our website at https://investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
The primary purposes of the Audit Committee are to assist the Board in overseeing: (i) the financial health of the organization, including the quality and integrity of our financial statements; (ii) the qualifications, independence and performance of our independent auditor (the “Independent Auditor”); (iii) our accounting, financial and external reporting policies and practices; (iv) the performance of our internal audit function; and (v) our compliance with legal and regulatory requirements, including without limitation any requirements promulgated by the Public Company Accounting Oversight Board and the Financial Accounting Standards Board. The Audit Committee’s responsibilities also include, but are not limited to:
•appointing, retaining, overseeing, evaluating and terminating the Company’s Independent Auditor;
•reviewing the independence, performance and quality control procedures of the Independent Auditor and the experience and qualifications of the Independent Auditor’s senior personnel;

Leonardo DRS	23	2026 Proxy Statement

Proposal 1 – Election of Directors
•discussing with the Company’s Independent Auditor the proposed scope and plan of audit;
•reviewing the audit report upon completion of the Independent Auditor’s annual audit and forwarding it to the Board;
•reviewing the Company’s financial statements, any management certifications thereof, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the Independent Auditor;
•preparing an annual committee report for inclusion in the proxy statement and submitting the Company’s financial statements to the Board for its approval, and considering whether it will recommend to the Board that the audited financial statements be included in the 2025 Annual Report on Form 10-K;
•annually reviewing the activities and performance of the Company’s internal audit function, including the annual internal audit scope and results;
•ensuring the Company has established procedures to receive and respond to any complaints or concerns regarding the Company’s accounting, internal controls or auditing matters; and
•reviewing periodically with senior management any significant financial risk exposures and the steps management has taken to limit, monitor and control such exposures.
Meetings
The Audit Committee held seven meetings in fiscal year 2025.

Compensation Committee
Membership
The members of our Compensation Committee are Ms. Baker, General Casey, Mr. Krieg and Ms. Townsend, with Ms. Townsend serving as Chair of the Committee. Our Board has determined that each member of our Compensation Committee satisfies the requirements for independence for Compensation Committee members under all applicable rules and regulations of Nasdaq and the SEC.
Committee Charter
Our Compensation Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of Nasdaq and the SEC. The Compensation Committee reviews its charter at least annually and recommends to the Board any revisions it deems necessary or appropriate. A copy of the Compensation Committee Charter is available on our website at https://investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
Our Compensation Committee: (i) oversees the Company’s compensation plans, its incentive-compensation plans and its equity-based plans (if any); (ii) retains an independent compensation consultant to advise on compensation matters; (iii) oversees the administration of these plans as provided in the plans, to establish the compensation of the senior executive officers of the Company and its subsidiaries; (iv) reviews and discusses with management the Company’s compensation plans; and (v) oversees the Company’s strategies, initiatives and programs with respect to the Company’s culture, talent recruitment, development and retention, employee engagement, and management and succession planning for the Company’s CEO and selected senior leaders. The Compensation Committee’s responsibilities also include, but are not limited to:
•reviewing, at least annually, the goals, objectives and measures of the Company’s compensation plans;
•evaluating annually the performance of the CEO and leadership team;

Leonardo DRS	24	2026 Proxy Statement

Proposal 1 – Election of Directors
•reviewing, at least annually, with the Board, succession planning and management development topics;
•conducting an annual performance review of the CEO with input from the independent members of the Board;
•reviewing the Company’s compensation plans and other employee benefit plans, including incentive-compensation plans, equity-based plans, retirement savings plan, pension plans and health and welfare plans; and
•periodically reviewing the Company’s strategies, initiatives and programs with respect to the Company’s culture, talent recruitment, development, retention, employee wellness, and engagement.
Meetings
The Compensation Committee held six meetings in fiscal year 2025.
Compensation Committee Interlocks and Insider Participation
None of our NEOs serve, or in the past have served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. None of the members of our Compensation Committee are, or have ever been, an officer or employee of our Company.
Risk Assessment
The Compensation Committee is responsible for the oversight of risks associated with the Company’s compensation policies and practices. In accordance with Item 402(s) of Regulation S-K, for 2025 the Compensation Committee has determined such policies and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee
Membership
The members of our Nominating Committee as of April 1, 2026 are Mr. Jeffery, Mr. Krieg, and Mr. Salzman, with Mr. Krieg serving as Chair of the Committee. David W. Carey was a member of our Nominating Committee until his retirement from the Board on March 31, 2026. Our Board has determined that each member of our Nominating Committee satisfies the requirements for independence for Nominating Committee members under all applicable rules and regulations of Nasdaq and the SEC.
Committee Charter
Our Nominating Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of Nasdaq and the SEC. The Nominating Committee reviews its charter at least annually and recommends to the Board any revisions it deems necessary or appropriate. A copy of the Nominating Committee Charter can be found at https://investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
Our Nominating Committee: (i) identifies individuals qualified to become directors; (ii) recommends to the Board the individuals to be nominated for election as directors at each annual meeting of stockholders and to fill vacancies on the Board; (iii) oversees the annual evaluation of the Board and its committees; (iv) recommends to the Board the directors to be appointed to each committee of the Board; (v) oversees the Company’s ethics and compliance policies and procedures; and (vi) takes a leadership role in shaping the corporate governance of the Company. The Nominating Committee’s responsibilities also include, but are not limited to:
•regularly reviewing the Company’s corporate governance policies and practices;
•annually reviews the Company’s Charter, Bylaws and Proxy Agreement with management and recommends any changes to the Board;

Leonardo DRS	25	2026 Proxy Statement

Proposal 1 – Election of Directors
•developing and recommending to the Board the Company’s Corporate Governance Guidelines and policies and procedures regarding transactions with related persons and periodically reviewing and recommending any proposed changes to the Board for approval;
•reviewing and approving or rejecting any related party transactions;
•overseeing the Company’s compliance with its Code of Ethics, periodically reviewing any ethics complaints as well as the Company’s response to such complaints;
•overseeing and reviewing the Company’s policies, goals and programs, including reviewing the Company’s sustainability initiatives and goals and the Company’s progress toward achieving those goals;
•reviewing and recommending to the Board with respect to: (i) the criteria for Board membership; (ii) the general responsibilities and functions of the Board; and (iii) the organization, structure, size and composition of the Board and its committees;
•reviewing candidates to serve as members of the Board who are recommended or proposed by stockholders and provide to the Board the committee’s assessment of whether such candidates would be an independent director;
•reviewing the orientation program of new Board members and the continuing education of all directors, as well as assessing the adequacy of and the need for additional continuing education programs for directors; and
•developing, recommending to the Board and overseeing an annual evaluation process for the Board and each of its committees.
Meetings
The Nominating Committee held four meetings in fiscal year 2025.

Government Security Committee
Membership
The members of our Government Security Committee as of April 1, 2026 are Dr. Brothers, General Casey, Mr. Jeffery, Mr. Krieg, Ms. Townsend, and our CEO, General Counsel, Corporate Facility Security Officer and Technology Control Officer, with General Casey serving as Chair of the Committee. David W. Carey was a member of the Government Security Committee until his retirement from the Board on March 31, 2026.
Committee Charter
Our Government Security Committee operates under a written charter that was adopted by our Board. A copy of the Government Security Committee Charter can be found on our website at: https://investors.leonardodrs.com/corporate-governance/governance-overview.
Responsibilities
The Proxy Agreement requires us to have a Government Security Committee, consisting of all proxy holders, our CEO, our General Counsel, our Corporate Facility Security Officer and our Technology Control Officer, to the extent that such officers have adequate security clearances. The Government Security Committee ensures that the Company (i) maintains policies and procedures, including a technology control plan (“TCP”), to safeguard classified information in its possession, and (ii) complies with the Proxy Agreement, ITAR, EAR and the NISPOM. The Government Security Committee’s responsibilities also include, but are not limited to:
•exercising best efforts to ensure the implementation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information, including cyber and other risks to information security;

Leonardo DRS	26	2026 Proxy Statement

Proposal 1 – Election of Directors
•ensuring that the Company implements any TCP, electronic control plan, or affiliated operations plan approved under the Proxy Agreement;
•ensuring all provisions of the Proxy Agreement are carried out and that the Company’s directors, officers and employees comply with all such provisions; and
•overseeing the development and conduct of employee training, briefings and notices on the effect and operation of the Proxy Agreement, as well as on suspicious contact reporting requirements.
Meetings
The Government Security Committee held four meetings in fiscal year 2025.
Director Nomination Process
The Nominating Committee considers candidates for Board membership in accordance with the Proxy Agreement and as otherwise recommended by directors, management, or stockholders, and uses the same criteria to evaluate all such candidate recommendations.
In accordance with the Proxy Agreement, the Nominating Committee will nominate the proxy holders for election as directors at any meeting of the stockholders. The proxy holders, through the Nominating Committee, select non-proxy holder director candidates to be nominated at each annual meeting of stockholders. Each year, these non-proxy holder director nominees include the CEO and three additional individuals, chosen from among relevant candidates proposed by US Holding.
The Board then elects a Chair, who shall hold a DoW personal security clearance. If the Chair is not one of the proxy holders, the Board also shall elect a Lead Director, who is also a proxy holder. The proxy holders are appointed in staggered terms, each three years in length. Each class must have at least one proxy holder assigned, and no single proxy holder may be assigned to more than one class. For a more detailed description of the role of our proxy holders, see “Certain Relationships and Related Party Transactions – Proxy Holders” below.
As it deems necessary, the Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating Committee recommends qualified director candidates, as applicable and subject to the Proxy Agreement, including relevant candidates proposed by US Holding, for nomination by the Board based on the skills and characteristics that the Board seeks in its members as well as consideration of the backgrounds of the Board as a whole. This review includes an assessment of, among other things, a candidate’s knowledge, education, experience, and skills in areas critical to understanding the Company and its business, with a commitment to enhancing stockholder value. The Nominating Committee seeks candidates with the highest professional and personal ethics and values, that are aligned with the philosophy of the Company, and who will operate in accordance with the Company’s Code of Ethics. The Nominating Committee also assesses a candidate’s ability to make independent analytical inquiries, and willingness to devote adequate time to Board duties.
Director nominees should possess the following experience, qualifications, attributes and skills:
•an understanding of the principal operational and financial objectives, plans and strategies of the Company;
•an understanding of the results of operations and financial condition of the Company;
•an understanding of the relative standing of the Company in relation to its competitors; and
•leadership experience at the policy-making level in business, government, education, or public interest.

Leonardo DRS	27	2026 Proxy Statement

Proposal 1 – Election of Directors
Prospective directors should be committed to representing the long-term interests of the stockholders. A potential director must exhibit an inquisitive and objective perspective, an ability to think strategically, an ability to identify practical problems, and an ability to assess alternative courses of action that contribute to the long-term success of the business. Director candidates must have industry expertise and/or commit to understanding the Company’s industry as a basis to address strategic and operational issues of importance to the Company.
The Nominating Committee considers other relevant factors, as it deems appropriate, including the current composition of the Board and the need for expertise on various Board committees. Every effort is made to complement and supplement skills within the Board and strengthen identified areas of need. The Nominating Committee considers the ability of candidates to meet independence and other requirements of the SEC, Nasdaq, or other regulatory bodies exercising authority over the Company.
The Nominating Committee’s process for evaluating potential director candidates typically requires one or more members of the Nominating Committee, and others as appropriate (including members of management), to interview prospective nominees in person or by telephone. Upon identification of a qualified candidate, the Nominating Committee will recommend such candidate for consideration by the full Board.
Stockholder Nominations for Directors
Under our Bylaws, notice by stockholders who intend to nominate directors at the 2027 annual meeting of stockholders must be received no earlier than the close of business on January 14, 2027 and no later than the close of business on February 15, 2027. Notice of director nominations must be submitted by a stockholder of record and must set forth the information required by our Bylaws. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.
Any notice of director nomination submitted to Leonardo DRS must include the additional information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Non-Employee Director Compensation
Summary of Director Compensation Arrangements
The Company compensates each of its non-employee directors for service on the Board. To help attract and retain highly qualified non-employee directors, our philosophy is to align non-employee director compensation with compensation structures of similar publicly traded companies and to incentivize retention of each non-employee director then serving on the Board. Employee directors do not receive any compensation for service on the Board. The Compensation Committee periodically requests the independent compensation consulting firm, Exequity, to review the non-employee director compensation program for the competitiveness of non-employee director pay relative to the peer group. Based on the information provided, the Compensation Committee makes recommendations for adjustments, as appropriate, to the Board. As previously disclosed, changes were made to the non-employee director compensation program in 2025. In January 2026, the Board approved changes to the 2026 non-employee director compensation program. For a description of the changes to the 2025 and 2026 non-employee director compensation program, see “Changes to Director Compensation for 2025” and “Changes to Director Compensation for 2026” below.
The Company’s current non-employee director compensation structure consists of the following elements:
•Annual Cash Retainer;
•Chair and Committee Chair Retainers;
•Annual Equity Retainer; and
•Other Director Compensation and Benefits.

Leonardo DRS	28	2026 Proxy Statement

Proposal 1 – Election of Directors
Information about the Company’s current non-employee director compensation structure is described in more detail below.
Changes to Director Compensation for 2025
In October 2024, the Compensation Committee’s independent compensation consultant, Exequity, conducted a review of the Company’s non-employee director compensation relative to peer group practices. Based on this review and conversations with Exequity, the Compensation Committee recommended, and the Board approved, the following changes to the non-employee director compensation program, effective January 1, 2025:
•An increase in the annual cash retainer for each non-employee director from $100,000 to $110,000;
•An increase to the grant value of the annual equity award retainer from $150,000 to $160,000;
•A decrease in the amount of the annual cash retainer for each committee chair from $40,000 to $20,000; and
•An increase in the non-employee director stock ownership level from four times to five times a director’s annual cash retainer.
Annual Cash Retainer and Committee Chair and Lead Director Retainers
Non-employee directors receive an annual cash retainer of $110,000 for their service on the Board. The Board’s Lead Director receives an additional annual cash retainer of $40,000, and each non-employee director serving as a committee chair receives an additional annual cash retainer of $20,000. All cash retainers are payable on a quarterly basis in arrears. Non-employee directors do not receive additional compensation for attendance at Board or committee meetings.
Annual Equity Retainer
In addition to a cash retainer, non-employee directors receive a portion of their annual compensation for Board service in the form of an annual grant of restricted stock units (“RSUs”) under the amended and restated Leonardo DRS, Inc. 2022 Omnibus Equity Compensation Plan (the “ECP”). The RSU awards have a grant date fair value of $160,000 (rounded to the nearest whole unit) and are granted following the annual stockholder meeting each year. The RSU awards vest on the one-year anniversary of the award grant date, generally subject to the director’s continued service through the vesting date. In the event of a director’s death or disability, the RSU award will vest in full.
Other Director Compensation and Benefits
Directors are reimbursed for reasonable expenses incurred in attending or returning from meetings of the Board or any committee thereof, or otherwise acting in their director capacity for the Company. These expenses are reimbursed in accordance with the Company’s policies regarding reimbursement of business expenses and are approved by the Senior Vice President, Human Resources, General Counsel, Chief Financial Officer (“CFO”) and/or the CEO.

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Proposal 1 – Election of Directors
2025 Director Compensation Table
The following table presents information regarding the compensation earned by our non-employee directors for serving on the Board in 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Frances F. Townsend	170,000	159,984	329,984
Gail S. Baker	110,000	159,984	269,984
Dr. Louis R. Brothers	110,000	159,984	269,984
David W. Carey(2)	130,000	159,984	289,984
General George W. Casey, Jr.	110,000	159,984	269,984
Mary E. Gallagher	130,000	159,984	289,984
Kenneth J. Krieg	130,000	159,984	289,984
Eric C. Salzman	110,000	159,984	269,984
1.Reflects the aggregate grant date fair value of RSU awards granted to Ms. Townsend, Ms. Gallagher, Ms. Baker, Gen. Casey, Jr., Dr. Brothers, Mr. Krieg, Mr. Carey and Mr. Salzman as the non-employee directors’ annual equity retainer for their Board service in 2025. The RSU awards are scheduled to vest on June 4, 2026, subject to each director’s continued service through such date. The grant date fair value is computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. The assumptions used in calculating the grant date fair value are incorporated by reference to Note 14 to the consolidated financial statements in the 2025 Annual Report. As of December 31, 2025, each of our non-employee directors who were members of the Board on such date held 3,556 outstanding and unvested RSUs.
2.Mr. Carey retired from the Board on March 31, 2026.
Stock Ownership Guidelines
The Company has adopted stock ownership guidelines for non-employee directors, NEOs and other senior vice presidents. Effective January 1, 2025, each non-employee director is required to attain a stock ownership level consisting of Company common stock, including vested and unvested RSUs, with a value equal to five times the director’s annual cash retainer. This ownership requirement must be satisfied within five years of the later of November 13, 2022 or the date of the director’s appointment as a non-employee director.
As of December 31, 2025, all of our non-employee directors satisfied the stock ownership requirements or are on track to satisfy the requirements within the required five-year period.
Changes to Director Compensation for 2026
In January 2026, the Compensation Committee’s independent compensation consultant, Exequity provided peer group market practice on additional compensation provided to the chair of the board. Based on a review of market practice and related discussions with Exequity, the Compensation Committee recommended, and the Board approved, the following change to the non-employee director compensation program, effective January 1, 2026:
•An annual equity board chair retainer award of $140,000, vesting quarterly in arrears, in place of the prior $40,000 annual lead director cash retainer.

Leonardo DRS	30	2026 Proxy Statement

Proposal 2

Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

As required by Section 14A of the Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this proxy statement. The Company holds an advisory vote to approve the compensation of our NEOs annually until the next advisory vote on the frequency of such advisory votes in 2029. The next advisory vote to approve the compensation of our NEOs will be in 2027. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee expect to consider the voting results when making future compensation decisions.
The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a substantial component of the total compensation opportunity of our NEOs in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer-term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns our NEOs’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.
The affirmative vote of the holders of a majority of shares of Leonardo DRS common stock present in person (virtually) or by proxy and entitled to vote on the matter at the Annual Meeting will be required for the approval of this proposal. Abstentions will count as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.
We urge our stockholders to read the section entitled “Compensation Discussion and Analysis” (and related sections) below, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our NEOs.
VOTE The Board unanimously recommends that you vote “FOR” the advisory resolution presented in Proposal 2.

Leonardo DRS	31	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

For these reasons, we recommend that stockholders vote in favor of the following advisory resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion presented in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders, is hereby APPROVED.”

2025 Business Performance Highlights
We delivered solid 2025 financial results, underscoring exceptional customer demand and the strength of our balanced and diverse portfolio as highlighted below:

13% increase	$4.2B in Bookings 1.2x Book-to-Bill ratio	$8.4B in Backlog
in year-over-year Revenue

13% increase		24% increase

$227M in Free Cash Flow* generation
in year-over-year Adjusted EBITDA*		in year-over-year Adjusted Diluted EPS*

12.4% Adjusted EBITDA margin*	19% Free Cash Flow* growth	$1.15 in Adjusted Diluted EPS*

*    This is a non-GAAP financial measure. For more information, see “Appendix A: Non-GAAP Financial Measures” to this proxy statement.
Compensation Discussion and Analysis
Introduction
The Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program and the Compensation Committee’s decisions regarding the compensation of the Company’s NEOs. The following discussion focuses on compensation programs in effect for fiscal year 2025.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Named Executive Officers
For 2025, our NEOs and their respective titles are as follows:

Name	Position

William J. Lynn III(1)	Former Chairman and CEO(1)
Michael Dippold	Executive Vice President, CFO
John Baylouny	Executive Vice President, Chief Operating Officer (“COO”)
Mark Dorfman	Executive Vice President, General Counsel and Secretary
Sally Wallace	Executive Vice President, Operations
1.Mr. Lynn retired as Chairman and CEO of the Company effective December 31, 2025, and served as an executive advisor until his last day of employment on April 1, 2026. Mr. Baylouny succeeded Mr. Lynn as President and CEO and as a member of the Board on January 1, 2026.
Compensation Program Overview
Executive Compensation Philosophy
Our executive compensation philosophy is designed to provide market-competitive total compensation that supports the Company’s strategic plan for growth and long-term success, attracts and retains highly qualified executives and key talent, and reinforces a high-performance culture. A core objective of the program is to closely align compensation with Company performance and stockholder value creation. Our executive compensation programs are designed to reward disciplined execution, including operational excellence, effective cost and investment management, strong leadership, and collaboration across the Company. The Compensation Committee is guided by the following principles:

Principle	Philosophy

Pay for Performance	A significant portion of compensation is performance-based and tied to achievement of financial, operational, and strategic objectives aligning executive pay with Company performance and stockholder value creation, with a meaningful portion of compensation delivered through at-risk and long-term incentives.
Market Competitiveness	Compensation opportunities are designed to be competitive with our peer group to help attract and retain highly qualified executives.
Retention of Key Talent	A balanced mix of base salary, annual incentives, and long-term equity awards helps support the retention of executives and critical talent.
Alignment with Stockholders	Our equity-based compensation aligns executives’ interests with those of our stockholders by linking realized pay to long-term stock price performance, and balances risk, reward, and ethical considerations.
Governance and Risk Management	Programs are overseen by an independent Compensation Committee and designed to promote sound risk management and sustainable performance.
The Compensation Committee evaluates compensation on a total direct compensation basis and seeks to maintain an appropriate balance between fixed and variable pay. Each component serves a distinct purpose, and the overall mix is intended to effectively attract, motivate, and retain executives.
Key Compensation Components
Consistent with our compensation philosophy, our 2025 NEO compensation program provided a balanced mix of fixed and variable compensation, with a majority of total compensation delivered through performance-based incentives. Variable compensation was linked to the Company’s market and operating performance, as well as individual performance against key business objectives,

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
including execution of our strategic operating plan, growth in our core markets, and effective talent management. Certain performance metrics are non-GAAP measures, as described in “Components of Compensation Program” below.
2025 CEO Compensation
CEO Compensation*

◆ Not-At-Risk (16%)	◆◆◆ At-Risk (84%)

*ㅤ Represents compensation opportunity for Mr. Lynn in 2025 1.ICP and PRSU Awards reflected at target
2025 Other NEO Compensation (Average)
Other NEO Compensation*

46%
Performance-Based Pay
30%
Base Salary
24%
RSU Awards (ECP)
24%
PRSU Awards (ECP)[1]
22%
Annual Bonus Award (ICP)[1]

◆ Not-At-Risk (30%)	◆◆◆ At-Risk (70%)

*ㅤ Represents average compensation opportunities for Mr. Dippold, Mr. Baylouny, Mr. Dorfman and Ms. Wallace in 2025 1.ICP and PRSU Awards reflected at target

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Executive Compensation Practices
The Compensation Committee has adopted the following governance practices designed to align executive compensation with stockholder interests and mitigate risk.

What We Do	What We Don’t Do

Independent compensation consultant retained by, and reporting directly to, the Compensation Committee	No guaranteed minimum payouts under annual or long-term incentive plans
Strong pay-for-performance alignment, with a significant portion of compensation at risk and tied to financial, operational, and strategic metrics	No single-trigger change in control benefits; double-trigger benefits are payable only upon both a change in control and a qualifying termination
Annual review of compensation programs to help ensure alignment with market practice and avoidance of excessive risk‑taking	No excise tax gross-ups on change in control or severance arrangements
Incentive plan design incorporates capped payout opportunities (maximum of 200% of target)	No excessive perquisites or personal benefits
Clawback policy compliant with, and exceeding SEC and Nasdaq requirements, enabling recovery of incentive compensation in the event of a restatement or misconduct	No hedging or pledging of Company securities by directors or executives
Robust stock ownership guidelines to align executives and directors with long-term stockholder interests	No guaranteed base salary increases; adjustments are performance and market based
The Compensation Process
Role of the Compensation Committee
The Board has delegated to the Compensation Committee responsibility for oversight of the Company’s executive compensation program. The Compensation Committee designs, implements, and administers the program with support from its independent compensation consultant and Company management.
In fulfilling its responsibilities, the Compensation Committee:
•Oversees the design and administration of the executive compensation programs, including approval of new plans and material changes;
•Reviews and recommends the CEO’s compensation to the Board;
•Reviews and approves the compensation of the Company’s NEOs, including awards under annual and long-term incentive plans;
•Retains and receives advice from an independent compensation consultant and reviews peer group composition, comparative analyses, and market data;
•Evaluates the competitiveness and alignment of executive compensation with Company performance and stockholder interests;
•Establishes and approves annual and long-term performance goals and objectives for the NEOs;
•Assesses Company performance against established goals and determines incentive compensation outcomes, including approving adjustments for unusual or non-recurring items, as appropriate;
•Reviews the overall effectiveness, design, and governance of executive compensation programs, policies, and practices;

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
•Oversees executive retirement and benefit programs, as applicable; and
•Oversees CEO succession planning in coordination with the Nominating Committee and reviews succession planning for other senior executives.
The Compensation Committee structures executive compensation to align pay with performance, emphasize at-risk and performance-based compensation, and discourage excessive risk-taking. The Compensation Committee reviews compensation programs and policies to confirm they do not encourage undue risk and are consistent with the long-term interests of the Company and its stockholders.
Role of the Compensation Consultant
The Compensation Committee retains an independent compensation consultant, Exequity, to provide advice on executive compensation matters. The compensation consultant:
•Advises the Compensation Committee on executive compensation design, structure and market competitiveness, and level;
•Assists in the development of the Company’s peer group and comparative compensation analyses based on publicly available information and survey data;
•Evaluates the competitiveness of NEO compensation;
•Advises the Compensation Committee on pay-for-performance alignment;
•Provides insights on market trends, governance practices, and program design; and
•Responds to other miscellaneous requests made by the Compensation Committee.
The Compensation Committee annually assesses the independence of its consultant and has determined that no conflicts of interest exist that would impair the consultant’s ability to provide objective and independent advice.
Role of Management
The Company’s CEO evaluates the performance of the other NEOs and provides recommendations to the Compensation Committee regarding base salary, annual incentive opportunities, and long-term incentive awards for NEOs other than himself. In making these recommendations, the CEO considers individual performance, leadership effectiveness, and execution of the Company’s financial and operational results, execution of strategic priorities, and overall impact to the Company. The Compensation Committee considers these recommendations, together with market data and analyses provided by its independent compensation consultant, in determining NEO compensation.
Other members of senior management, including the CFO and COO, support the Compensation Committee and the CEO by providing input on business performance, financial results, and the design of incentive plans and performance metrics. Management does not participate in deliberations or decisions regarding its own compensation.
Use of Stockholder Feedback
At the Company’s 2025 annual meeting of stockholders, approximately 99% of votes cast approved the Company’s NEO compensation in a non-binding “say-on-pay” advisory vote. The Compensation Committee reviewed the results of this vote and considered the level of support to be indicative of stockholder alignment with the Company’s executive compensation program and its pay-for-performance philosophy.
In light of this strong support, the Compensation Committee did not implement significant changes to the overall design of the program. The Compensation Committee, however, continues to evaluate its compensation practices and governance framework to help ensure ongoing alignment with stockholder interests and evolving best practices.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Use of Competitive Compensation Data
The Compensation Committee reviews competitive market data, including peer group and survey data provided by its independent compensation consultant, Exequity, to assess the competitiveness of the Company’s executive compensation program and its individual elements. The peer group serves as the primary reference for evaluating NEO total direct compensation, with size-appropriate general industry survey data used as a secondary reference.
While external comparison is an important input, the Compensation Committee does not rely solely on market data in setting compensation. The Compensation Committee also considers individual and Company-specific factors, including the executive’s role and responsibilities, performance, experience, internal pay equity, and market demand for talent.
The Compensation Committee reviews the peer group annually. At the end of 2024, in consultation with management and Exequity, the Compensation Committee determined that the peer group continued to be reflective of the Company’s size and operating characteristics and that no changes were needed. The 2025 peer group consists of 16 companies in the aerospace and defense and related industries, consistent with last year’s peer group. The peer group was used to inform 2025 NEO compensation decisions.

Peer Group Companies

AAR Corporation (AIR)	HEICO Corporation (HEI)	Science Applications International Corporation (SAIC)
Barnes Group, Inc. (B)	Hexcel Corporation (HXL)	Teledyne Technologies Inc. (TDY)
BWX Technologies Inc. (BWXT)	Huntington Ingalls Industries Inc. (HII)	V2X, Inc. (VVX)
CACI International Inc. (CACI)	Mercury Systems, Inc. (MRCY)	Woodward, Inc. (WWD)
Crane Co. (CR)	Moog, Inc. (MOG.A)
Curtiss-Wright Corporation (CW)	Parsons Corporation (PSN)
Components of Compensation Program
Annual Base Salary
The Company provides base salary to its NEOs to compensate for services rendered during the fiscal year. Base salary is intended to provide a fixed level of cash compensation that is competitive with the market and commensurate with each executive’s role and responsibilities.
Base salaries are reviewed annually and adjusted, as appropriate, based primarily on market conditions and individual performance. In evaluating base salary levels, the Compensation Committee generally considers competitive market data, as well as factors such as scope of responsibilities, experience, performance, and internal pay equity.
Based on its review of competitive market positioning, the Compensation Committee did not adjust the CEO’s base salary for 2025. In consultation with Exequity, the Compensation Committee’s independent compensation consultant, base salaries for the other NEOs were adjusted to better align with market levels. The Compensation Committee generally targets base salary at or near the market median over time, consistent with its overall compensation philosophy. The base salary earned by each NEO for 2025 was as follows:

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

Name	2024 Base Salary (as of March 2024) ($)	2025 Base Salary (as of March 2025) ($)	Approximate Increase (%)(1)

William J. Lynn III	1,157,249	1,157,249	—
Michael Dippold	530,000	552,000	4.0
John Baylouny	593,000	617,000	4.0
Mark Dorfman	483,000	503,000	4.0
Sally Wallace	490,000	505,000	3.0
1.Base salary increases for 2025 were approved by the Compensation Committee on February 17, 2025 and became effective in April 2025.
Annual Incentive Compensation
In 2025, the Company’s NEOs were eligible to receive annual cash incentive awards under the Leonardo DRS Incentive Compensation Plan (the “ICP”). Awards under the ICP are based on the achievement of pre-established Company performance objectives and individual performance goals, each of which is approved by the Compensation Committee at the beginning of the year.
ICP awards are intended to incentivize the achievement of annual financial, operational, and strategic objectives that support the Company’s long-term performance. Following the end of the plan year, the Compensation Committee evaluates Company and individual performance against the established goals to determine earned awards. Incentive payments, if any, are typically made in the first quarter of the following year.
The Compensation Committee evaluates and approves the CEO’s performance. For the other NEOs, individual performance is assessed by the CEO and reviewed and approved by the Compensation Committee.
Targets for Annual Incentive Compensation
Each NEO is assigned an annual target incentive opportunity under the ICP, expressed as a percentage of base salary. Target opportunities are reviewed annually and may be adjusted based on factors such as changes in responsibilities and market competitiveness. For 2025, the annual target incentive opportunity for Mr. Lynn remained at 120% of base salary. Target opportunities for the other NEOs remained unchanged at 80% for Mr. Baylouny, 75% for Mr. Dippold, 70% for Mr. Dorfman, and 65% for Ms. Wallace.
Consistent with market practice, the maximum payout under the ICP is capped at 200% of target. Payouts are contingent on achievement of specified thresholds for each metric, and no payout is earned for any financial metric if performance falls below the applicable threshold level.
For 2025, threshold performance levels were set at 80% for Bookings, Adjusted EBITDA, and Free Cash Flow, and 90% for Revenue. Maximum performance levels were set at 120% for Bookings, Adjusted EBITDA, and Free Cash Flow, and 110% for Revenue.
2025 Performance Metrics for Annual Incentive Compensation
For 2025, awards under the ICP were based (i) 75% on Company performance, measured against four weighted financial metrics, and (ii) 25% on individual performance, based on objectives related to the Company’s growth and strategy, operational execution, and people priorities.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Company Financial Performance Metrics. The four weighted financial metrics are described in the table below.

Metric	Weighting	Background, Definition and Rationale

Adjusted EBITDA	30%
•Adjusted EBITDA is defined as net earnings before income taxes, interest expense, amortization of acquired intangible assets, depreciation, deal-related transaction costs, restructuring costs, and other one-time non-operational events, including non-service pension expense, legal liability accrual reversals, executive transition costs, and foreign exchange impacts. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenues.
•The Compensation Committee uses Adjusted EBITDA as a key performance measure to evaluate the Company’s operating performance, efficiency, and profitability, as well as to drive long-term stockholder value.

Free Cash Flow	30%
•Free Cash Flow (“FCF”) is defined as cash flows provided by (used in) operating activities, plus transaction-related expenditures (net of tax), capital expenditures, and proceeds from the sale of assets.
•The Compensation Committee uses FCF as an important measure of the Company’s ability to generate cash on a normalized basis. FCF also provides insight into the Company’s flexibility to allocate capital and pursue opportunities.

Bookings	20%
•Bookings are defined as the total value of contract awards and orders received during the period, including U.S. government awards for which funds have been appropriated and legally obligated to the Company through a contract or purchase order, as well as awards and orders from non-U.S. government and commercial customers. Bookings are measured net of cancellations, terminations, and downward scope modifications recorded during the period, and exclude unexercised options and unfunded Indefinite Delivery Indefinite Quantity (“IDIQ”) contract ceiling amounts, unless otherwise specified under Company policy.
•The Compensation Committee uses Bookings as a key indicator of demand and future revenue visibility, providing insight into the Company’s growth trajectory and business momentum.

Revenue	20%
•Revenue is defined as revenue recognized in accordance with U.S. GAAP (ASC 606) and reported in the Company’s consolidated financial statements for the applicable period.
•The Compensation Committee uses Revenue as a key indicator of the Company’s ability to generate income and deliver growth and is a readily measurable indicator of overall business performance.

Each Company financial performance metric is assigned a specific weighting, with applicable performance thresholds and payout ranges set forth in the table below. No payout is earned for any metric if performance falls below the minimum threshold.

2025 Company Financial Performance Targets by Threshold
Metric	Weighting	Min Perf ($ in millions)	Target Perf ($ in millions)	Max Perf ($ in millions)	Thresholds (Min-Target-Max)(1)

Adjusted EBITDA	30%	360	450	540	80%-100%-120%
FCF	30%	178	223	268
Bookings	20%	2,848	3,560	4,272
Revenue	20%	3,060	3,400	3,740	90%-100%-110%
1.Note: performance between threshold, target, and maximum levels are determined using linear interpolation.
The financial performance metrics are calculated in accordance with GAAP and the Company’s disclosed non-GAAP measures. For additional information on non-GAAP metrics, see “Appendix A: Non-GAAP Financial Measures” to this proxy statement.
Individual Performance Objectives. Individual performance objectives may include goals related to growth and strategy, operational execution, and people priorities. The objectives are evaluated based on achievement and their relative importance to the Company’s strategic and operational success.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Following the end of the year, the CEO evaluates the performance of each NEO (other than himself) and assigns a goal rating from 0% to 200% based on goal achievement. These ratings are averaged to determine an overall individual performance rating, which is reviewed and approved by the Compensation Committee. The Compensation Committee evaluates and determines the CEO’s individual performance rating based on his achievement against established goals.
2025 Performance Achievement for Annual Incentive Compensation
Company Financial Performance (75% of Incentive Opportunity). The Company’s performance against its 2025 ICP financial targets resulted in Company Financial Performance of 137.5% of target, as shown below.

2025 Company Financial Performance Achievement
Performance Metric	2025 Target (in millions) ($)	2025 Actual Performance (in millions) ($)	% Performance Achieved (%)	ICP Performance Factor(1) (%)	Weighting (%)	Weighted Performance Factor(2) (%)

	(a)	(b)	(c) = (b) ÷ (a)	(d)	(e)	(f) = (d) × (e)
Adjusted EBITDA	450	453	101	105	30	31.5
FCF	223	227	102	110	30	33.0
Bookings	3,560	4,245	119	195	20	39.0
Revenue	3,400	3,648	107	170	20	34.0
Total Financial Performance Achievement(3)					100	137.5
1.The ICP performance factor for each metric is determined by applying interpolation to the percentage of performance achieved.
2.The weighted performance factor is calculated by applying the applicable weighting to the ICP performance factor.
3.The resulting financial performance achievement, which is the sum of the weighted performance factors, is combined with individual performance achievement to determine the calculated award.
Individual Performance (25% of Incentive Opportunity). The Compensation Committee evaluated each NEO’s individual performance goals and results to determine overall individual performance achievement. For 2025, all NEOs received an individual performance rating of 200% of target.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
A summary of each NEO’s achievement against individual performance goals is provided below.

William J. Lynn III

•Strategy: The Company continued to make substantial progress in strengthening its market position, delivering double-digit revenue growth. The Company increased investments in capital expenditures by approximately 60% year-over-year, and internal research and development by approximately 40%, with a focus on expanding its core market positions. The Company also negotiated a transaction to license its photonics quantum capabilities, enabling it to monetize commercial opportunities while preserving its ability to support military applications. In addition, the Company enhanced its market visibility and brand recognition through targeted advertising, customer engagement, industry conferences, and media outreach.

•Financial Results: The Company achieved its key financial objectives, with Bookings of over $4.2 billion, representing approximately 20% above plan and resulting in a strong book-to-bill ratio of 1.2x, reflecting continued growth momentum. Revenue exceeded plan by 13%, and Adjusted EBITDA increased by 13%. Free Cash Flow represented approximately 73% of adjusted net earnings, despite increased investment levels. The Company also improved cash linearity during the year.

•Execution: The Company focused on reducing program risk and strengthening program execution through close engagement with customers. Through strategic investments in its supply chain for critical materials, the Company improved availability, pricing, and revenue predictability. Through its Always Performing for Excellence (APEX) operational efficiency program, the Company generated savings equal to approximately 2.6% of revenue, exceeding its goal of 1.5%.

•People Priorities: The Company continued to enhance employee retention through competitive compensation, and an expanded benefit portfolio, to include another employee stock purchase plan offering, while continuing to foster a culture of compliance and ethical responsibility. The Company developed and presented a comprehensive succession plan to the Board, encompassing leadership across the enterprise Company. Through structured development programs, mentorship initiatives, and targeted training, the Company strengthened the skills and capabilities of its workforce. In addition, the Company increased community engagement to support warfighters, veterans, and the communities in which it operates. These efforts contributed to the Company’s continued certification as a Great Place to Work®.

Michael Dippold

•Strategy: The Company enhanced its capital allocation strategy by prioritizing organic growth through increased internal investment. The Company evaluated growth opportunities and developed an investment strategy to expand its organic prospects. This increased investment is reflected in approximately 60% year-over-year growth in capital expenditures and 40% for internal research and development. Investments included the allocation of capital to pursue adjacent growth opportunities and expand capacity within core capabilities, including continued expansion of the Company’s Naval Power and Propulsion operations in South Carolina, and capacity expansion with our tactical radar business, both of which project to be key pillars in future growth.

•Execution: The Company improved forecasting accuracy and the reliability of its financial projections. Despite supply chain impacts and increased internal investments, including capital investments and internal research and development, the Company maintained and delivered solid financial results consistent with expectations, effectively managed operations and delivered on plan commitments. These actions enabled the Company to make informed decisions to invest in future growth, while appropriately mitigating risk.

•People: The finance team demonstrated strong performance in forecasting, managing risk, and exceeding key financial objectives throughout the year. The team also led significant investor outreach and engagement efforts, including participation at multiple industrial conferences, non-deal roadshows, and numerous investor meetings. In addition, the finance team collaborated closely with business unit leaders and their finance leads to mitigate risk and drive continuous improvement in forecasting accuracy and financial discipline.

John Baylouny

•Growth: The Company strengthened its market position and delivered approximately 13% year-over-year growth in 2025, with a 1.2x book-to-bill ratio, positioning the Company for continued momentum in 2026. The Company also advanced development of a durable “right to win” strategy across core markets and made targeted investments to secure a key strategic opportunity in the space market, positioning the Company as a significant contributor in space sensing.

•Execution: The Company focused on disciplined program execution to reduce risk through targeted investments in tools, training, APEX/continuous improvement solutions, and guidance. This performance resulted in the successful retirement of critical program risks in 2025 and a significant reduction in remaining risk levels compared to the beginning of the year.

•People: The Company strengthened enterprise-wide capabilities through continued cross-business collaboration, including the development of new product lines. These efforts were supported by targeted investments and cross-functional engagement, enabling knowledge transfer and driving meaningful collaboration across business units.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

Mark Dorfman

•Strategy: Mr. Dorfman provided advice and counsel to the Board and senior leadership of the Company on a wide array of strategically significant matters. Mr. Dorfman led a multi-disciplinary team to complete a strategically and financially significant complex corporate transaction on an accelerated timeline to close by year-end, securing strong and favorable terms for the Company.

•Execution: Mr. Dorfman revised the Company's Certificate of Incorporation and Bylaws to align with best governance practices. Mr. Dorfman led efforts to secure approval and execute a new five-year proxy agreement with the U.S. government and the Company’s majority stockholder. Mr. Dorfman also enhanced Board training and addressed identified areas for improvement. Under Mr. Dorfman’s leadership, the Company successfully navigated the legal complexities of the CEO transition, executing a deliberate and thorough process that resulted in the appointment of the Company’s new CEO effective at the beginning of 2026. Mr. Dorfman materially reduced the Company’s risk profile through active litigation and claims management.

•People: Mr. Dorfman championed the Company’s ethics program. Mr. Dorfman enhanced ethics, compliance and contracting training to mitigate legal risk, as well as strengthened alignment between the team and business leaders across the Company. Mr. Dorfman also led a cross-functional effort to address supply chain material scarcity through both government and commercial efforts and augmented team capabilities through targeted hiring to support key responsibilities and reduce reliance on external resources. Mr. Dorfman also supported the Company’s efforts to identify and cultivate high potential employees and emerging leaders.

Sally Wallace

•Growth: The Company enhanced its strategic planning capabilities by improving analytical rigor and strengthening linkages between strategic planning and financial operating plans, enabling more effective evaluation of initiatives and associated risks. In collaboration with business unit leadership, the Company improved integration across business development and finance throughout the planning cycle. In 2025, the Company also implemented a more standardized approach to material cost estimation for proposals and ongoing estimates at completion (EAC). The Company further advanced the use of consistent enterprise-wide metrics, including engineering metrics, increasing focus on new product introduction programs and supporting more disciplined execution across business units.

•Execution: Ms. Wallace continued to lead the APEX program, driving implementation across the Company and delivering approximately $87.4M in savings, including $45.3M of material savings and $42.1M from general improvements, exceeding the $52.7M target. This represents a 5% increase over 2024 performance. While improvements were achieved across all businesses, the most significant gains occurred in the Company’s high-performance laser and tactical radar businesses. Ms. Wallace implemented enterprise-governed metrics for incorporation into quarterly business reviews, driving improved execution performance.

•People: Ms. Wallace served as executive sponsor for several cross-business working groups, including program managers and engineering. Ms. Wallace led the OneStream implementation, designed to improve efficiency in several financial actions. Ms. Wallace advanced talent development by launching an enhanced program management training plan and, in partnership with HR, established an enterprise-wide succession planning process for program managers (implementation in 2026). Ms. Wallace mentored APEX leads, the One Stream team, and participants in the Company’s mentoring program, and expanded mentoring initiatives across Program Management, Supply Chain, and Quality. Ms. Wallace served as interim business unit leader, overseeing operations, evaluating talent for promotion, and leading the recruitment of the new business unit leader.

2025 Earned ICP Award
The table below summarizes the NEOs’ targets and the Compensation Committee’s determination of 2025 ICP awards earned based on Company financial and individual performance achievement.

Name	Target Incentive (% of Base)	Target Incentive ($)	Financial Achievement ($)(1)	Individual Performance Achievement ($)(2)	Calculated Award ($)(3)	Earned Award ($)(4)	Overall Achievement (%)(5)

William J. Lynn III	120	1,388,699	1,432,096	694,349	2,126,445	2,126,500	153
Michael Dippold	75	414,000	426,938	207,000	633,938	634,000	153
John Baylouny	80	493,600	509,025	246,800	755,825	755,900	153
Mark Dorfman	70	352,101	363,104	176,050	539,154	539,200	153
Sally Wallace	65	328,251	338,510	164,126	502,636	502,700	153
1.Financial Achievement is based on a Company Performance Factor of 137.5 and weighted at 75%.

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2.Individual Performance Achievement is calculated as the average percentage achievement of an executive’s individual goals, weighted at 25%. For 2025, this average percentage achievement for each of the NEOs was 200%.
3.Calculated Award is the sum of the Financial Achievement and Individual Performance Achievement.
4.The Earned Award represents the Calculated Award rounded to the nearest $100.
5.Overall Achievement represents the percentage of the Target Incentive achieved based on the Earned Award.
Long-Term Incentive Compensation
We use equity-based long-term incentives to help motivate and retain key talent, align pay with long-term financial and strategic performance, and provide NEOs with a direct stake in the Company’s long-term success. Equity awards for NEOs are approved by the Compensation Committee and granted under the ECP, most recently approved by our stockholders in 2025.
Changes to ECP for 2026
The Compensation Committee reviewed the mix of RSU and PRSU target awards provided to the NEOs against peer group practices, with input from its independent compensation consultant, Exequity. Based on this review, and to further strengthen the alignment of executive compensation with Company performance and stockholder value creation, the Compensation Committee approved changes to the target award mix, effective January 1, 2026. The CEO’s target award mix was changed from 50% RSUs and 50% PRSUs to 40% RSUs and 60% PRSUs, and the target award mix for the other NEOs was changed from 50% RSUs and 50% PRSUs to 45% RSUs and 55% PRSUs.
2025 Equity Award Design under the ECP
2025 ECP Target Opportunities and Components
Each NEO’s target opportunity is a fixed value, earned generally over a three-year performance period, and allocated equally between time-vested RSUs and PRSUs. RSUs support retention and stockholder alignment, while PRSUs incentivize sustained performance, with metrics that differ from the ICP to support a balanced, long-term performance framework. PRSU goals are approved by the Compensation Committee at the start of the three-year performance period.
Target opportunities are reviewed annually as part of the Company’s comparative compensation process and are based on market data, Company performance, role scope, tenure, and expected long-term contributions.
The 2025 target opportunity for the CEO remained consistent with the 2024 target. Based on market data provided by Exequity, the Compensation Committee approved increases to the target opportunities for the other NEOs to support market alignment and retention. Following these adjustments, target opportunities were generally positioned below or approaching the median of the Company’s peer group. Individual adjustments were as follows: Mr. Dippold (+$195,000); Mr. Baylouny (+$110,000), Mr. Dorfman (+$64,000), and Ms. Wallace (+40,000), as detailed below:

Name	ECP Target Award ($)	RSU Target Awards ($)(1)	PRSU Target Awards ($)(2)

William J. Lynn III	4,510,100	2,255,050	2,255,050
Michael Dippold	1,075,000	537,500	537,500
John Baylouny	1,185,000	592,500	592,500
Mark Dorfman	680,000	340,000	340,000
Sally Wallace	600,000	300,000	300,000
1.RSUs generally vest in equal annual installments over three years.
2.PRSUs generally vest at the end of a three-year performance period, with the number of shares earned determined based on achievement of pre-established performance metrics.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
2025 ECP Performance Metrics
The 2025 ECP financial performance metrics and the target for each metric were approved by the Compensation Committee in early 2025. PRSUs are earned based on three performance metrics, as set forth in the table below.

Metric	Weighting	Background, Definition and Rationale

Relative Total Shareholder Return (rTSR)	40%
•rTSR is measured relative to the companies in the S&P Aerospace and Defense Select Industry Index as of January 1, 2025. The comparison group is fixed at the beginning of the performance period and used a basis for the percentile ranking. rTSR calculation will include stock price appreciation plus dividends for the Company, and for each company that remains in the comparison group through the performance period ending December 31, 2027. rTSR is calculated by dividing the ending stock price (adjusted for dividends reinvested during the performance period) by the beginning stock price, with both the beginning and ending stock prices measured over a 60-day average. Following the calculation, each company in the comparison group is ranked in descending order, the Company’s rTSR calculation will be measured against the comparison group to determine the Company’s percentile ranking.
•This metric aligns executive compensation with stockholder value creation and encourages performance relative to industry peers.

3-year Average Adjusted Diluted Earnings Per Share (EPS)	40%
•Measured over the performance period, January 1, 2025 through December 31, 2027, adjusted diluted EPS is calculated by excluding from net earnings deal-related transaction costs, amortization of acquired intangible assets, restructuring costs, other non-operating expenses such as foreign exchange, non-service pension expenditures, legal liability accrual reversals, other one-time non-operational events, and gains (losses) on business disposals (net of tax) with such adjustments reflected net of tax. The result is then divided by the diluted weighted average number of shares outstanding.
•This metric encourages long-term growth through disciplined decision-making and aligns executives with stockholder interests.

3-year Average Return on Invested Capital (ROIC)	20%
•Measured over the performance period, January 1, 2025 through December 31, 2027, ROIC is calculated as the three-year average Net Operating Profit After Tax (“NOPAT”) divided by Invested Capital(1).
•ROIC evaluates management’s ability to generate sustained returns on invested capital, reinforces a focus on profitability and capital efficiency, and together with EPS and rTSR, supports a balanced, long-term approach to executive compensation.

1.“NOPAT” is a non-GAAP measure defined as net earnings plus tax-effected interest, amortization, deal related expenditures, and restructuring and other nonoperational expenses, as well as net earnings generated from acquisitions in the year of purchase. “Invested Capital” is defined as equity plus net debt (including lease debt), excluding invested capital generated from acquisitions in the year of purchase.
The Compensation Committee has sole discretion to determine whether performance goals have been achieved, and, if so, the number of PRSUs earned. Awards earned under the ECP may range from 0% to 200% of the target award opportunity. For 2025, the Compensation Committee approved minimum and maximum performance thresholds for each metric, with the minimum level representing the threshold below which no awards are earned and the maximum level set reflecting stretch performance above target, at which 200% payout is warranted.
For additional details regarding the 2025 ECP awards, see the “2025 Grants of Plan-Based Awards Table” below and accompanying narrative disclosure.
2023 PRSU Performance Results and Payment
The PRSUs granted to the NEOs in 2023 were eligible to vest based on the Company’s achievement of rTSR, three-year revenue growth, and three-year average ROIC over the January 1, 2023 through December 31, 2025 performance period, generally subject to continued service through April 1, 2026.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Performance metrics are weighted and applicable performance and payout ranges are set forth in the table below. No payout is earned if performance fell below the minimum threshold. The NEOs’ PRSUs vested on April 1, 2026 at 179.4% of target based on Company performance for the 2023-2025 performance period.

	2023 - 2025 Company Performance Targets by Threshold			Performance Payout Threshold (interpolation used between these points) (%)
Performance Threshold	Relative TSR (40% Weighting) (percentile)	3-Year Revenue Growth (30% Weighting) (%)	3-Year Average ROIC (30% Weighting) (%)

Minimum	40th Percentile	4	10	50% of Target
Target	60th Percentile	6	11.5	100% of Target
Maximum	80th Percentile	9	13	200% of Target

Performance Metric	2023 to 2025 Target	2023 to 2025 Actual Performance	ECP Performance Factor(1) (%)	Weighting (%)	Weighted Performance Factor(2) (%)

	(a)	(b)	(c)	(d)	(e) = (c) × (d)
Relative TSR	60th Percentile	76th Percentile	180.0	40.0	72.0
3-Year Revenue Growth	6 percent	10.65 percent	200.0	30.0	60.0
3-Year Average ROIC	11.5 percent	12.37 percent	158.1	30.0	47.4
Total Financial Performance Achievement(3)				100.0	179.4
1.The ECP Performance Factor is determined by applying an interpolation scale to the Actual Performance achieved against Target for each metric.
2.The Weighted Performance Factor is determined by applying the Weighting to the ECP Performance Factor.
3.The Total Financial Performance Achievement is the total of the Weighted Performance Factors and is used to determine the Earned Award.

Name	Target PRSUs (#)	Total Financial Performance Achievement (%)	Actual Shares Earned (#)

William J. Lynn III	139,083	179.40	249,515
Michael Dippold	31,080	179.40	55,758
John Baylouny	37,879	179.40	67,955
Mark Dorfman	21,756	179.40	39,031
Sally Wallace	21,756	179.40	39,031

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Components of Benefits
The Company’s benefits are an important component of total compensation, designed to attract and retain executive talent while remaining competitive and cost-effective. NEOs are eligible to participate in health and welfare benefits, retirement programs, and a limited executive perquisite program.
Health and Welfare Benefits
The Company’s former CEO, William J. Lynn III, is the insured under an individual term life insurance policy, for which the Company pays the annual premiums. The policy became effective October 17, 2019 and has a ten-year term.
All NEOs, including the CEO, are eligible for Company-funded group term life coverage equal to two times base salary, subject to a maximum of $500,000. Coverage is reduced beginning at age 65, with benefits reduced by 50% at age 70.
NEOs participate in the Company’s employee benefit plans on the same basis as other employees, including medical, dental, vision, life, disability and accidental death and dismemberment (“AD&D”) coverage. In addition, senior leadership, including the NEOs, receive enhanced Company-paid disability benefits, consisting of short-term disability coverage at 70% of base salary (subject to a weekly maximum of $3,500), and long-term disability coverage at 66 ⅔% of base salary (subject to a monthly maximum of $15,000). NEOs are also eligible to participate in Company-sponsored programs available to all employees, including student loan repayment assistance program and well-being benefits.
Under the Company’s vacation policy, eligible employees, including NEOs, are paid annually for accrued and unused vacation benefits in excess of 240 hours, up to a maximum payout equal to 40 hours of base pay.
Company-Sponsored Retirement Plans
Leonardo DRS, Inc. 401(k) Plan
The Company sponsors the Leonardo DRS, Inc. 401(k) Plan, a tax-qualified defined contribution plan, available to eligible employees, including NEOs. Participants may make pre-tax contributions and/or Roth contributions (or any combination thereof), subject to applicable plan and tax law limits. The plan provides for Company matching contributions. In 2025, the Company matched 100% of employee contributions up to the first 6% of eligible compensation for NEOs.
Defined Benefit Retirement Plan
Ms. Wallace participates in the Pension Plan for Employees of DRS Naval Power Systems, Inc., a Company-sponsored, tax-qualified, noncontributory defined benefit plan (the “Pension Plan”). The Pension Plan was amended in October 2011 to freeze benefit accruals effective December 31, 2011. Benefits under the plan are accrued benefits based on a final average pay formula, reflecting base salary and certain variable compensation, but excluding non-recurring bonuses, executive incentive compensation, and any compensation earned after December 31, 2011. The plan provides for normal retirement at age 65 and early retirement eligibility beginning at age 55, subject to a reduction schedule based on age at commencement and vesting service. Payment options include a lump sum, annuity forms (including period certain), and a Social Security adjustment feature for early retirement. Benefits are not subject to cost-of-living adjustments.
Executive Perquisites
In 2025, the Company provided NEOs and other members of senior leadership with a fixed annual perquisite allowance under the Executive Allowance Program. The Compensation Committee determined that the program was reasonable and supported recruitment, retention, and security-related needs. The allowance could be used for items such as financial planning, tax preparation services, executive physicals, home security systems, personal liability and supplemental insurance, and limited personal use of automobiles. The allowance was $50,000 for the CEO and $29,400 for other NEOs and was treated as taxable income. Based on input from its independent compensation consultant, Exequity, the Compensation Committee determined that the overall value of the perquisites provided were generally consistent with peer group practices.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
In October 2025, Exequity reviewed the Executive Allowance Program relative to the Company’s peer group. Following this review, the Compensation Committee approved modifications to the program, effective January 1, 2026, replacing the fixed allowance with a perquisite reimbursement program. Under the new program, the CEO and other NEOs are required to substantiate reimbursement requests for eligible expenses, subject to specified annual maximums, and all reimbursements are treated as taxable income. Eligible expenses are limited to health and wellness-related items, including the employee portion of healthcare premiums, fitness memberships, executive physicals, and other similar expenses. Maximum reimbursement amounts are $30,000 for the CEO and $20,000 for other NEOs.
The Compensation Committee adopted the reimbursement-based structure to further align with evolving market practice and enhance governance by requiring substantiation of expenses, narrowing eligible categories, and maintaining capped benefit levels.
Severance and Change in Control Benefits
The Company maintains the Leonardo DRS, Inc. Executive Severance Plan, as amended and restated and approved by the Compensation Committee on October 10, 2022 (the “Severance Plan”). The Severance Plan is designed to support retention of key employees, including the NEOs, promote stability within the organization, and provide appropriate economic security in the event of certain qualifying terminations, including those occurring with a change in control. The Compensation Committee periodically reviews the design, payment levels, and benefits provided under the Severance Plan to ensure continued alignment with market practices and the Company’s compensation philosophy.
In addition to the Severance Plan, NEOs may also be eligible to receive certain payments or benefits under the Company’s ICP and award agreements granted under the ECP, subject to the terms of such plans and, where applicable, the discretion of the Compensation Committee, in connection with certain qualifying terminations, including death or disability.
Mr. Lynn was eligible to receive enhanced severance benefits in connection with certain qualifying terminations, as well as upon retirement, pursuant to the terms of his employment agreement. Mr. Lynn retired from his role as Chairman and CEO on December 31, 2025; and remained employed as an executive advisor through April 1, 2026.
Additional detail regarding each NEO’s severance and change in control benefits, including quantified amounts, is provided in the section entitled “Executive Compensation – Potential Payments Upon Termination or Change in Control” below.
Other Considerations
Compensation and Risk Management
With the support of management and its independent compensation consultant, the Compensation Committee evaluates the Company’s overall risk profile as it relates to its compensation policies and practices. As part of this review, the Compensation Committee considers the design of the Company’s compensation programs, including the balance of fixed and variable compensation, the use of multiple performance metrics, and the presence of risk-mitigating features.
Based on this evaluation, the Compensation Committee concluded that the Company’s compensation programs do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Implications
The Compensation Committee considers the tax and accounting implications at a very general level when designing the Company’s executive compensation programs, including the deductibility of compensation paid to NEOs. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the Company’s ability to deduct compensation in excess of $1 million paid to certain executive officers in any given year.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
While the Compensation Committee considers the impact of Section 162(m), tax deductibility is only one of several factors evaluated in designing executive compensation programs. The Compensation Committee believes that maintaining the flexibility to retain, and appropriately motivate executive offers is a critical objective and may, in certain circumstances, outweigh the benefit of preserving a tax deduction. Accordingly, the Compensation Committee retains the discretion to approve compensation that is not deductible for federal income tax purposes. In addition, the Compensation Committee considers the accounting treatment of both cash and equity-based awards in determining the structure and terms of the Company’s compensation programs.
Management Stock Ownership Guidelines
To further align the interests of executives with those of our stockholders, the Board has established stock ownership guidelines applicable to certain executives, including those designated as “officers” for purposes of Section 16 under the Exchange Act (“Section 16 Officers”). These guidelines are intended to ensure that executives maintain a meaningful equity stake in the Company commensurate with their roles and responsibilities.
The Board adopted the Company’s Stock Ownership Guidelines as of November 13, 2022, and amended them on July 16, 2024. Under the amended guidelines, covered executives are required to maintain ownership of Company common stock and other qualifying equity interests with a value equal to a specified multiple of base salary, as set forth in the table below.
Executives are required to achieve the applicable ownership level within five years of the later of (i) November 13, 2022 or (ii) the date of appointment to a position subject to the guidelines. Ownership levels are measured annually as of April 15th and reported to the Compensation Committee. For purposes of satisfying the ownership requirements, qualifying holdings generally includes shares of common stock, vested and unvested RSUs, and vested PRSUs.

Position	Required Share Ownership Level (multiple of base salary)

CEO	5x
Other NEOs	3x
Other Senior Vice Presidents	1x
Stock ownership guidelines are reviewed periodically to ensure continued alignment with market practice and overall reasonableness. As of December 31, 2025, each of the Company’s NEOs was in compliance with the required stock ownership levels.
Hedging and Pledging Policy
The Company’s Insider Trading Policy prohibits all employees (including officers) and directors who participate in the Company’s ECP, as well as officers designated as Section 16 Officers, from engaging in transactions that could misalign their interest with those of stockholders. Specifically, such individuals are prohibited from (i) entering into hedging or monetization transactions, including prepaid variable forwards, equity swaps, collars, or similar arrangements with respect to Company securities, and (ii) holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Policies and Practices Related to the Grant of Certain Equity Awards
The Company does not time the grant of equity awards in coordination with the release of material nonpublic information, nor does it time the release of material nonpublic information based on the timing of equity grant dates. The equity awards are granted under a stockholder-approved plan and we do not currently grant stock options or stock appreciation rights. Equity awards are generally approved on the dates of our regularly scheduled Compensation Committee meetings and are effective as of such dates or specified prospective dates. Outside of the annual grant cycle, we may make equity award grants in connection with new hire packages or for retention purposes.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Clawbacks
The Company maintains a clawback policy applicable to its incentive compensation programs. Effective October 2, 2023, the Company adopted a revised clawback policy applicable to compensation received by executive officers on or after that date. Under this policy, in the event of an accounting restatement, the Compensation Committee is required to review incentive-based compensation received by current and former executive officers during the applicable three-year look-back period and determine whether any amounts exceeded what would have been paid based on the restated financial results. Any such excess amounts are subject to mandatory recovery, regardless of fault, misconduct, or responsibility for the restatement. The Company’s equity award agreements incorporate provisions applying the clawback policy to equity-based awards.
The revised policy is intended to comply with Section 954 of the Dodd-Frank Act, the SEC’s final rules, and applicable Nasdaq listing standards. The Company’s prior clawback policy continues to apply to compensation earned or received prior to October 2, 2023.
In addition, the ICP and ECP include supplemental clawback provisions. In the event of a financial restatement (other than a restatement caused by a change in applicable accounting rules or interpretations), the Compensation Committee will review awards earned during the applicable period and may require repayment of all or a portion of such awards if it determines that the restatement resulted from negligence, misconduct, deception, non-disclosure, policy violation or fraud by an NEO. The ICP and ECP also provide for clawback if the Company subsequently discovers facts that, if known at the time, would have constituted grounds for termination for cause prior to payment of the award.

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.
The Compensation Committee is responsible for overseeing the compensation of the Company’s executive officers. In this capacity, the Compensation Committee reviews and approves all elements of executive compensation, including base salaries, short-term and long-term incentive compensation, and perquisite programs. The Compensation Committee regularly reports to the Board on its activities, deliberations, and key compensation decisions.
The Compensation Committee also fulfills its responsibilities with respect to the Compensation Discussion and Analysis (“CD&A”) and this report, as set forth in its charter.
The CD&A is prepared by management and reflects the Company’s disclosure regarding executive compensation programs and practices. The Company is responsible for the CD&A and related disclosure controls and procedures; the CD&A does not constitute a report of the Compensation Committee.
In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed the CD&A with management and consulted with its independent compensation consultant.
Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended in December 31, 2025. The Board approves this recommendation.

Compensation Committee: Frances F. Townsend, Chair Gail S. Baker George W. Casey, Jr. Kenneth J. Krieg

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Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Executive Compensation
2025 Summary Compensation Table
The following table provides information concerning the total compensation awarded to, earned by, or paid to the Company’s CEO, CFO, and other NEOs for services rendered to the Company and its subsidiaries in all capacities during the last three completed fiscal years. The footnotes accompanying the 2025 Summary Compensation Table provide additional detail regarding the amounts reported for 2025, unless otherwise indicated.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

William J. Lynn III Former Chairman and CEO	2025	1,157,249	4,846,532	2,126,500	—	94,711	8,224,992
	2024	1,157,249	4,395,296	2,209,800	—	112,626	7,874,971
	2023	1,160,428	4,410,599	5,137,726	—	112,826	10,821,579

Michael Dippold Executive Vice President, CFO	2025	547,588	1,155,206	634,000	—	59,220	2,396,014
	2024	526,747	943,375	632,600	—	58,554	2,161,276
	2023	512,346	985,609	1,273,434	—	57,819	2,829,209

John Baylouny Executive Vice President, COO	2025	612,187	1,273,391	755,900	—	62,354	2,703,832
	2024	589,341	1,152,440	754,900	—	58,671	2,555,352
	2023	573,165	1,201,221	1,535,550	—	59,873	3,369,809

Mark Dorfman Executive Vice President General Counsel & Secretary	2025	498,989	730,747	539,200	—	56,980	1,825,916
	2024	479,137	660,379	538,100	—	58,443	1,736,059
	2023	462,550	689,924	982,954	—	57,491	2,192,918

Sally Wallace Executive Vice President, Operations	2025	501,992	644,770	502,700	38,078	49,050	1,736,590
	2024	486,950	600,324	493,300	—	57,842	1,638,417
	2023	474,205	689,924	937,754	39,512	57,011	2,198,407
1.For 2025, reflects the aggregate grant date fair value of awards of RSUs and PRSUs awarded under the ECP in 2025, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs and PRSUs are incorporated by reference to Note 14 to the consolidated financial statements in the Company’s 2025 Annual Report. The value of the portion of the 2025 PRSUs with performance-based vesting reported in the Stock Awards column is based on the probable outcome of the performance conditions (at the award date) in accordance with FASB ASC Topic 718, assuming no forfeitures. The value of the portion of the 2025 PRSUs with market-based vesting conditions reported in the Stock Awards column is based on a Monte Carlo simulation. For all PRSUs awarded in 2025, the aggregate values achievable assuming the performance or market-based vesting conditions will be achieved at the highest level are $6,192,973 for Mr. Lynn, $1,476,124 for Mr. Dippold, $1,627,149 for Mr. Baylouny, $933,745 for Mr. Dorfman, and $823,890 for Ms. Wallace. These amounts do not reflect the actual value that will be realized by our NEOs.
2.The amounts in this column for 2025 reflect the annual incentive cash awards earned under the Company’s ICP for 2025. See “Compensation Discussion and Analysis—Components of Compensation Program—Annual Incentive Compensation” above for a description of this program.
3.This column represents an increase during 2025 in the present value of Ms. Wallace’s accumulated benefit under the Pension Plan for Employees of DRS Naval Power Systems, Inc. For more information regarding Ms. Wallace’s pension benefits, please see the “Pension Benefits” table below.

Leonardo DRS	51	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
4.The amounts shown in the “All Other Compensation” column for 2025 include the amounts detailed in the table below. See “Compensation Discussion and Analysis—Components of Benefits and Perquisites Program” for a description of the benefits discussed in the table below.
2025 All Other Compensation Table

Name	401(k) Plan Contributions ($)(1)	Life Insurance ($)(2)	Executive Allowance Program ($)(3)	Vacation Benefits ($)(4)	Other Benefits ($)(5)

William J. Lynn III	17,192	23,680	50,000	3,839	—
Michael Dippold	19,627	—	29,400	10,192	—
John Baylouny	21,000	—	29,400	11,404	550
Mark Dorfman	17,692	—	29,400	9,288	600
Sally Wallace	19,650	—	29,400	—	—
1.This column reflects Company contributions under the Company’s 401(k) Plan.
2.This column reflects Company paid insurance premiums with respect to Mr. Lynn’s individual term life insurance policy.
3.This column reflects the annual fixed perquisite allowance under the Company’s Executive Allowance Program.
4.This column reflects the payout of accrued and unused vacation benefits in accordance with the Company’s vacation policy.
5.This column reflects certain gym benefits.
2025 Grants of Plan-Based Awards Table
The following table provides additional information about plan-based compensation disclosed in the 2025 Summary Compensation Table. This table includes equity and non-equity awards granted during 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards and Options			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

William J. Lynn III	—	—	—	—	—	—	—	—	—
(2)	—	694,349	1,388,699	2,777,398	—	—	—	—	—
(3)	4/3/2025	—	—	—	34,303	68,605	137,210	—	2,602,462
(3)	4/3/2025	—	—	—	—	—	—	68,605	2,244,070

Michael Dippold	—	—	—	—	—	—	—	—	—
(2)	—	207,000	414,000	828,000	—	—	—	—	—
(3)	4/3/2025	—	—	—	8,176	16,352	32,704	—	620,299
(3)	4/3/2025	—	—	—	—	—	—	16,353	534,907

John Baylouny	—	—	—	—	—	—	—	—	—
(2)	—	246,800	493,600	987,200	—	—	—	—	—
(3)	4/3/2025	—	—	—	9,013	18,025	36,050	—	683,760
(3)	4/3/2025	—	—	—	—	—	—	18,026	589,630

Leonardo DRS	52	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards and Options			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mark Dorfman	—	—	—	—	—	—	—	—	—
(2)	—	176,051	352,101	704,202	—	—	—	—	—
(3)	4/3/2025	—	—	—	5,172	10,344	20,688	—	392,395
(3)	4/3/2025	—	—	—	—	—	—	10,344	338,352

Sally Wallace	—	—	—	—	—	—	—	—	—
(2)	—	164,126	328,251	656,502	—	—	—	—	—
(3)	4/3/2025	—	—	—	4,564	9,127	18,254	—	346,226
(3)	4/3/2025	—	—	—	—	—	—	9,127	298,544
1.The amounts reported in this column for 2025 reflect the aggregate grant date fair value of RSUs and PRSUs under the ECP awarded in the year. There can be no assurance that these values will ever be realized. See Note 14 to the consolidated financial statements in the Company’s 2025 Annual Report for the assumptions made in determining values.
2.These amounts represent cash bonus awards made under the ICP. The threshold, target, and maximum amounts represent 50%, 100%, and 200%, respectively, of the annual total incentive award opportunity for each NEO. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. Under the ICP, the target annual incentive opportunity for the NEOs was based on a percentage of base salary, which is 120% for Mr. Lynn, 75% for Mr. Dippold, 80% for Mr. Baylouny, 70% for Mr. Dorfman, and 65% for Ms. Wallace. The target amount is generally the NEO’s base salary multiplied by his or her respective target opportunity.
3.These awards were granted under the ECP and were awarded as part of the Company’s annual long-term incentive program. See below for a description of each form of award.
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Annual Incentive Compensation
A description of the Company’s ICP is included above under the heading “Annual Incentive Compensation.”
Long-Term Incentive Compensation
The RSUs and PRSUs were all granted pursuant to the ECP, a short description of which is included above under the heading “Long-Term Incentive Compensation.”
Restricted Stock Units
RSUs generally vest in equal annual installments over a three-year period, beginning on the first anniversary of the vesting commencement date, subject to the NEO’s continued service through each applicable vesting date.
For a description of the effect of a termination of employment or a change in control on the vesting of RSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.
Performance Restricted Stock Units
The vesting of 2025 PRSUs is contingent upon the Company’s achievement of specified performance goals over the 2025-2027 performance period, generally subject to the NEOs continued service through April 1, 2028. Performance is measured based on rTSR, three-year average adjusted diluted EPS, and three-year average ROIC.
PRSUs are weighted as follows: 40% based on rTSR, 40% based on three-year Average Adjusted Diluted EPS, and 20% based on three-year average ROIC.

Leonardo DRS	53	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Depending on the level of performance achieved, payout may range from 0% to 200% of target. If minimum, target, or maximum performance levels are achieved, 50%, 100%, or 200% of the target award, respectively, may be earned. Performance between these levels is determined using linear interpolation. If performance falls below the minimum threshold, no payout is earned for that metric.
For a description of the effect of a termination of employment or a change in control on the vesting of PRSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.
Executive Employment Agreements
On November 22, 2022, the Company entered into an employment agreement with Mr. Lynn, effective as of November 28, 2022, pursuant to which he served as our CEO and Chairman of the Board. On October 27, 2025, Mr. Lynn notified the Board of his intention to retire from such roles, effective at midnight on December 31, 2025. In connection with this retirement, the Company entered into a Transition Separation Plan with Mr. Lynn, pursuant to which he would continue to provide services in an executive advisory capacity through April 1, 2026.
Under his employment agreement, Mr. Lynn was entitled to a base salary of no less than $1,157,249, an ICP target award of 110% of his base salary up to a maximum earned award of 200% of the target award, and an ECP target award of no less than $3,580,000.
The agreement also provides for an individual term life insurance policy that will provide Mr. Lynn’s beneficiaries with a death benefit equal to $4,000,000, and the group term life insurance policy with a death benefit of $250,000. Mr. Lynn is entitled to five weeks of paid vacation and an executive allowance of $50,000. The agreement contains a confidentiality provision that applies during the term of Mr. Lynn’s employment and following any termination of employment, a non-competition provision that applies during the term of employment and for one year following any termination of employment that results in severance benefits, an employee non-solicit provision that applies during the term of employment and for two years following any termination of employment, and a non-disparagement provision. For a description of the severance provisions and restrictive covenants in Mr. Lynn’s current employment agreement, see “Potential Payments Upon Termination or Change in Control” below.
While none of the other NEOs are subject to employment agreements in 2025, they are subject to restrictive covenants under the Severance Plan, ICP, ECP and award agreements as described in more detail in the section “Potential Payments Upon Termination or Change in Control” below.

Leonardo DRS	54	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Outstanding Equity Awards At 2025 Fiscal Year-End
The following table shows outstanding equity awards as of December 31, 2025 for each NEO.

		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

William J. Lynn III	4/3/2025	68,605	2,338,744(3)	22,868	1,559,140(5)
	5/8/2024	63,507	2,164,954(3)	63,507	4,329,907(6)
	4/18/2023	46,361	1,580,446(3)	—	—
	4/18/2023	139,083	8,505,963(4)	—	—

Michael Dippold	4/3/2025	16,353	557,474(3)	16,352	1,114,879(5)
	5/8/2024	13,631	464,681(3)	20,446	1,394,008(6)
	4/18/2023	10,360	353,172(3)	—	—
	4/18/2023	31,080	1,900,774(4)	—	—

John Baylouny	4/3/2025	18,026	614,506(3)	18,025	1,228,945(5)
	5/8/2024	16,652	567,667(3)	24,977	1,702,932 (6)
	4/18/2023	12,627	430,454(3)	—	—
	4/18/2023	37,879	2,316,583(4)	—	—

Mark Dorfman	4/3/2025	10,344	352,627(3)	10,344	705,254(5)
	5/8/2024	9,542	325,287(3)	14,313	975,860(6)
	4/18/2023	7,252	247,221(3)	—	—
	4/18/2023	21,756	1,330,542(4)	—	—

Sally Wallace	4/3/2025	9,127	311,139(3)	9,127	622,279(5)
	5/8/2024	8,674	295,697(3)	13,011	887,090(6)
	4/18/2023	7,252	247,221(3)	—	—
	4/18/2023	21,756	1,330,542(4)	—	—
1.All awards in this table were granted under the ECP.
2.For purposes of this table, the market value of the RSUs and PRSUs is determined by multiplying the number of shares by $34.09, the closing price of one share of Company common stock on the last trading day of the year (December 31, 2025).
3.These amounts represent outstanding awards of RSUs that vest in three equal annual installments starting on the grant date, generally subject to an NEO’s continued service through each applicable vesting date.
4.These amounts represent outstanding awards of PRSUs shown at actual performance that cliff vested on April 1, 2026.
5.These amounts represent outstanding awards of PRSUs at maximum that cliff vest on April 1, 2028, generally subject to an NEO’s continued service through the applicable vesting date and the Company achieving the rTSR, Average Adjusted Diluted EPS and Average ROIC performance conditions during the 2025-2027 performance period. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2025 under the PRSU award against the threshold, target, and maximum performance levels for the award and report in the table the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level.

Leonardo DRS	55	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
6.These amounts represent outstanding awards of PRSUs at maximum that cliff vest on April 1, 2027, generally subject to an NEO’s continued service through the applicable vesting date and the Company achieving the rTSR, Average Adjusted Diluted EPS and Average ROIC performance conditions during the 2024-2026 performance period. In calculating the number of PRSUs and their value, we are required by SEC rules to compare our performance through 2025 under the PRSU award against the threshold, target, and maximum performance levels for the award and report in the table the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level.
2025 Option Exercises And Stock Vested
The following table sets forth the stock awards that vested for each NEO during 2025. None of the NEOs have received or exercised options in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

William J. Lynn III	436,755	14,449,384
Michael Dippold	97,319	3,219,713
John Baylouny	118,628	3,924,698
Mark Dorfman	68,124	2,253,822
Sally Wallace	67,691	2,239,590
Pension Benefits
The following table lists the pension program participation and actuarial present value for Ms. Wallace, the NEO with a defined benefit pension, as of December 31, 2025. No other NEOs participate in a defined benefit pension.
Pension Benefits as of December 31, 2025

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

William J. Lynn III	—	—	—	—
Michael Dippold	—	—	—	—
John Baylouny	—	—	—	—
Mark Dorfman	—	—	—	—
Sally Wallace	Naval Power Systems Pension Plan	15.9	503,185	—
1.Benefits under the Pension Plan for Employees of DRS Naval Power Systems, Inc. were frozen effective as of December 31, 2011.
2.The Present Value of Accumulated Benefit (PVAB) for Ms. Wallace as of December 31, 2025 is $503,185, which is based on a discount rate of 5.27% and the PRI-2012 mortality table projected using MP-2021 with white collar adjustment. The PVAB for Ms. Wallace as of December 31, 2024 was $465,107, which is based on a discount rate of 5.44% and the PRI-2012 mortality table projected using MP-2021 with white collar adjustment. The change in Ms. Wallace’s PVAB is an increase of $38,078 which was caused by the change in the discount rate and her age. The above amounts are determined based on the same assumptions used for financial reporting purposes, except that the assumed retirement age is the normal retirement age of 65, which is also the earliest age at which she may receive retirement benefits without any reduction in benefits.
Narrative to Pension Benefits
A description of the Company’s Pension Plan is included above under the heading “Company-Sponsored Retirement Plans.”

Leonardo DRS	56	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Potential Payments Upon Termination or Change in Control
As discussed under “Compensation Discussion and Analysis—Components of Benefits and Perquisites Program—Severance and Change in Control Benefits” above, NEOs may be entitled to certain payments and benefits upon termination of employment under the Severance Plan, ICP, ECP, and related award agreements. In the case of Mr. Lynn, additional benefits may be payable pursuant to his employment agreement.
Under the Severance Plan, NEOs are eligible for “double-trigger” severance benefits in the event of a qualifying termination of employment on or within two years following a change in control. No payments or benefits are payable solely as a result of a change in control.
The table below presents estimated amounts that would have been payable to each NEO upon a termination of employment under various scenarios. The amounts shown are calculated as if the NEO’s employment had terminated on December 31, 2025, and reflect the specific termination triggers applicable to each NEO. The value of accelerated equity awards is based on the closing price of the Company’s common stock on December 31, 2025, which was $34.09 per share.
The actual amounts payable to any NEO upon termination of employment can be determined only at the time of such termination and will depend on the circumstances then in effect. Accordingly, there can be no assurance that a termination or change in control occurring at a different time or under different conditions would result in amounts similar to those presented below.
Accrued amounts under the Pension Plan are not included in this table. For these amounts, see the “Pension Benefits as of December 31, 2025” table above.

Named Executive Officer	Triggering Event	Cash Severance ($)(1)	Continuation of Medical/Welfare Benefits (Present Value) ($)(2)	Accelerated Vesting or Payout of Long-Term Incentive Awards ($)(3)	Total Termination Benefits ($)

William J. Lynn III	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	7,753,568	153,144	16,411,642	24,318,355

	•Involuntary Termination without Cause or Termination due to Material Breach by the Company	7,753,568	91,887	13,770,008	21,615,463
	•Retirement	2,126,500	91,887	7,685,863	9,904,250
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	2,126,500	—	16,411,642	18,538,142

Michael Dippold	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	2,829,000	94,776	3,689,288	6,613,064

	•Involuntary Termination without Cause	1,242,000	56,866	—	1,298,866
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	634,000	—	3,689,288	4,323,288

Leonardo DRS	57	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs

Named Executive Officer	Triggering Event	Cash Severance ($)(1)	Continuation of Medical/Welfare Benefits (Present Value) ($)(2)	Accelerated Vesting or Payout of Long-Term Incentive Awards ($)(3)	Total Termination Benefits ($)

John Baylouny	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	3,270,100	66,552	4,369,861	7,706,512

	•Involuntary Termination without Cause	1,419,100	39,931	—	1,459,031
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	755,900	—	4,369,861	5,125,761

Mark Dorfman	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	2,489,850	94,777	2,507,354	5,091,981

	•Involuntary Termination without Cause	1,106,600	56,866	—	1,163,466
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	539,200	—	2,507,354	3,046,554

Sally Wallace	•Involuntary Termination without Cause (or for Good Reason) With Change in Control	2,411,375	53,376	2,350,403	4,815,155

	•Involuntary Termination without Cause	1,085,750	32,026	—	1,117,776
	•Voluntary Termination (or Involuntary Termination for Cause)	—	—	—	—
	•Disability or Death	502,700	—	2,350,403	2,853,103
1.In addition to the amounts provided above, in the event of death, each NEO’s beneficiary would receive payment from the Company’s third-party life insurance provider under the group life insurance benefit. Additionally, Mr. Lynn’s beneficiary would receive payment under his individual term life insurance provider.
2.In addition to the amounts provided above, each NEO would be eligible for a monthly disability benefit under our current provider. The long-term disability benefit is 66 ⅔% of the monthly base salary subject to a cap of $15,000. The NEOs would be eligible for disability benefits as long as they have a qualifying disability as determined in the sole discretion of our disability insurance provider.
3.The amounts provided above include the value of accelerated ECP equity awards (using the Company’s closing share price of $34.09 as of December 31, 2025, the last trading day of the year). The treatment of termination payments for equity awards under the ECP is outlined in the narrative descriptions below.
Narrative to Potential Payments upon Termination or Change in Control Table
Termination and change in control payments for each NEO are determined as described below. Except for Mr. Lynn, the termination benefits reflected in the table above and discussed below are generally available to the Company’s executives, including the NEOs, and vary based upon the circumstances of the executive’s termination.
None of the NEOs are entitled to any severance or termination payments, other than accrued and vested benefits required by law, in the event of an involuntary termination for “cause” or a voluntary resignation.
In addition, neither the Severance Plan nor Mr. Lynn’s employment agreement provides for any tax gross-ups with respect to excise taxes imposed under Section 4999 of the Code in connection with a change in control. Instead, these arrangements include a “best net” or modified cutback provision pursuant to which change in control benefits are reduced to a level that avoids the imposition of excise taxes, but only if such reduction results in greater after-tax benefit to the executive.

Leonardo DRS	58	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Former CEO William J. Lynn III
Involuntary Termination without “Cause” or Termination Due to Material Breach by the Company
Pursuant to Mr. Lynn’s employment agreement, if his employment had been involuntarily terminated without “cause” other than in connection with a change in control, or he had voluntarily terminated his employment due to a “material breach” by the Company, then Mr. Lynn would have been entitled to the following severance payments and benefits: (i) a lump sum payment equal to 2.5 times the sum of his base salary and his ICP target award opportunity for the year in which termination of his employment occurred; (ii) any unpaid cash incentive compensation bonus earned for the last full fiscal year prior to termination; (iii) continued vesting in accordance with the vesting schedule of any unvested RSUs; (iv) a pro-rata portion of any unvested PRSUs, pro-rated based on length of service during the performance period, subject to achievement of the performance goals; and (v) under the Executive Severance Plan, continuation of benefits through COBRA reimbursement for 18 months unless he became eligible to receive healthcare coverage with another employer.
Termination Following a Change in Control
In the event of an involuntary termination without cause or for good reason in connection with a change in control (each as defined in the Severance Plan), Mr. Lynn’s employment agreement provided that, in addition to the terms and conditions set forth in his employment agreement, the provisions of the Severance Plan would have applied. The provisions of the Severance Plan are described below under “All Other NEOs – Payments Made Upon Involuntary Termination without Cause (or for “Good Reason”) With a Change in Control.”
Retirement
Pursuant to Mr. Lynn’s employment agreement, he was entitled to the following payments and benefits upon his retirement, with 180-days prior written notice to the Company and the Board: (i) a lump sum payment equal to his ICP target award opportunity, payable at the same time and in the same manner as payable to other ICP participants; (ii) continued vesting of RSUs granted at least six months before his retirement notice; (iii) a pro-rata portion of his PRSUs, which will remain eligible to vest pro-rata based on the date of his retirement, subject to satisfaction of the applicable performance goals, as determined by the Compensation Committee; and (iv) 18 months’ COBRA premium reimbursement.
Death or Disability
Pursuant to Mr. Lynn’s employment agreement, in addition to the life insurance benefits paid by the life insurance provider, or any disability benefits paid by insurance plans, Mr. Lynn would have been eligible for the following payments and benefits upon his death or disability: (i) subject to the Compensation Committee’s sole discretion, a pro-rated award payment under the ICP reflecting Mr. Lynn’s participation for the portion of the plan year in which his employment terminated, payable in accordance with the ICP; and (ii) accelerated vesting of awards granted under the ECP, with any applicable performance conditions deemed achieved at target performance.
Conditions and Obligations of the CEO
Pursuant to his employment agreement, Mr. Lynn is (or was) obligated to:
•comply with an indefinite confidentiality covenant and non-disparagement provision, an intellectual property assignment provision, and non-competition and non-solicitation provisions while employed;
•comply with a non-competition covenant for one-year post-termination and non-solicitation covenants for two years post‑termination;
•sign a general release relating to his employment (applied only in the event of a termination by the Company without “cause” or by Mr. Lynn due to the Company’s “material breach”) in order to receive severance payments and benefits due under the employment agreement; and
•return all Company property and materials relating to the business of the Company in his possession or under his control.

Leonardo DRS	59	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
All Other NEOs
Involuntary Termination without “Cause”
Under the Severance Plan, certain eligible employees, including the NEOs, are entitled to the following payments and benefits if the Company terminates their employment without cause unrelated to a change in control, excluding any termination due to death or disability:
•Severance payable over 18 months in equal bi-weekly installments in an amount equal to the sum of 18 months base salary plus the employee’s ICP target award opportunity for the year in which termination occurs, pro-rated for service during the year, and any unpaid prior year ICP bonus, if any;
•Monthly COBRA premium reimbursement for the shorter of 18 months or until the employee becomes eligible for health coverage from a new employer; and
•Monthly payment equal to the Company-portion of the premium payable for the Company’s disability, accident, and life insurance, payable during the same period as the COBRA premium reimbursement, unless the employee becomes eligible for health coverage from a new employer.
Payments Made Upon Involuntary Termination without Cause (or for “Good Reason”) With a Change in Control
If a change in control occurs, the Severance Plan provides benefits to certain eligible employees, including the NEOs, whose employment is terminated by the Company or its successor without “Cause” or by the employee with “Good Reason” (as each is defined in the Severance Plan) on or within two years of a change in control, including:
•Severance payable in a lump sum in an amount equal to the sum of (i) annual base salary and the ICP target award opportunity for the year in which employment terminates, multiplied by 2.5x, (ii) any unpaid prior year bonus, and (iii) the ICP target award for the year in which employment terminates, pro-rated for the period of the employee’s employment during the fiscal year in which employment terminates;
•A monthly reimbursement equal to the monthly COBRA premiums for NEOs and their covered dependents, the shorter of either 30 months (the severance period) or until the NEO becomes eligible for health coverage from a new employer; and
•Monthly payment equal to the Company-portion of the premium payable for the Company’s disability, accident, and life insurance, payable during the same period as the COBRA reimbursement, unless the NEO becomes eligible for health coverage from a new employer.
In the event an NEO’s employment is terminated by the Company without cause or by the NEO with good reason in connection with a change in control, any awards granted under the ECP will be deemed to be immediately vested and payable (with any performance conditions deemed achieved at target), such that any unvested awards granted under the ECP will immediately vest.
Death or Disability
If an NEO’s employment is terminated due to the NEO’s death or disability, the terms of the ICP and the RSU and PRSU award agreements will control. Under the ICP, the Compensation Committee, in its sole discretion, may authorize a pro-rated award payment to the NEO or his or her beneficiary reflecting the NEO’s participation for a portion of the plan year in which the NEO’s employment terminated. For unvested awards granted under the ECP, under the NEO’s RSU and PRSU award agreements, any unvested RSUs and PRSUs will fully vest on the date of the NEO’s death or disability, as applicable, with the performance conditions deemed achieved at target performance for the PRSUs.

Leonardo DRS	60	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Conditions and Obligations of All Other NEOs
Pursuant to the Severance Plan, each participant, including NEOs, is obligated to sign a general release relating to the participant’s employment and comply with the following restrictive covenants to receive severance payments under the Severance Plan: (i) a confidentiality provision applicable for as long as the information remains confidential post-termination, and (ii) a non-solicitation covenant applicable for 12 months post-termination. Participants are also required to return all Company property and materials relating to the business of the Company in the participant’s possession or control. The RSU and PRSU award agreements include the same covenants.
Retirement of Former CEO William J. Lynn III
Mr. Lynn retired from his role as Chairman and CEO at the end of 2025, and retired from employment with the Company and its subsidiaries on April 1, 2026. Apart from the retirement compensation and benefits described above, Mr. Lynn did not receive any enhanced or incremental compensation and benefits due to his retirement from the Company.
Executive Officer and Director Hedging or Pledging
The Company’s Insider Trading Policy prohibits all employees (including officers) and directors who participate in the Company’s ECP, as well as officers designated as Section 16 Officers, from (i) entering into hedging or monetization transactions or similar arrangements with respect to Company securities, and (ii) holding Company securities in a margin account or pledging Company securities as collateral for a loan.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of William J. Lynn III, our former CEO, to the annual total compensation of the Company’s employees (other than Mr. Lynn) for 2025:

Median Employee annual total compensation	$89,332
Annual total compensation of our former CEO	$8,224,992
Ratio of former CEO to Median Employee annual total compensation	92 to 1
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•As permitted by SEC rules, we used the same median employee for purposes of this disclosure as was used in the proxy statements for our 2025 and 2024 annual meetings of stockholders (“Median Employee”). There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure in this proxy statement.
•To identify the Median Employee, we determined that, as of October 31, 2023, our employee population consisted of 6,579 individuals, with 6,044 of these employees located in the United States and 535 employees located outside of the United States. In determining our Median Employee, we excluded all employees located in Israel (or 257 employees), which in the aggregate represented less than 5% of our total employee population as of October 31, 2023, as permitted by SEC rules. As a result, our employee population used for determining the median employee was 6,322 employees, consisting of 6,044 employees based in the United States and 278 employees based outside the United States. Our employee population consisted of our full-time, part-time, and temporary employees, as we do not have seasonal workers. We selected October 31, 2023, as our identification date for determining our Median Employee because it enabled us to make such identification in a reasonably efficient and economic manner.

Leonardo DRS	61	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
•We used a consistently applied compensation measure to identify our Median Employee by comparing only amounts of base salary. To make them comparable, salaries for newly-hired employees who had worked less than one year were annualized.
•We identified our Median Employee by consistently applying this compensation measure to all of our employees included in our analysis. We did not make any cost-of-living adjustments in identifying the Median Employee.
•We combined all of the elements of the Median Employee’s compensation for the 2025 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $89,332.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025, concerning shares of our common stock authorized for issuance under the ECP and the Leonardo DRS, Inc. Employee Stock Purchase Plan (the “ESPP”).

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	(b) Weighted average exercise price of outstanding options, warrants and rights ($)(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(3)

Equity compensation plans approved by security holders	4,496,259	$10.42	10,140,001
Equity compensation plans not approved by security holders	—	—	—
Total	4,496,259	$10.42	10,140,001
1.Column (a) includes outstanding stock options to acquire 1,185,872 Leonardo DRS shares of common stock relating to option awards assumed as part of the closing of the merger transaction with RADA and becoming a public company (“RADA Merger”) with a weighted average exercise price of $10.42, 1,008,353 shares issuable pursuant to outstanding RSUs and 2,302,034 shares issuable pursuant to outstanding PRSUs. Outstanding PRSUs are reflected at the maximum possible payout that may be earned during the relevant performance period.
2.The weighted average exercise price is calculated based solely on the outstanding stock options to acquire 1,185,872 Leonardo DRS shares of common stock relating to option awards assumed as part of the RADA Merger. It does not take into account the shares issuable upon vesting of outstanding RSUs and PRSUs, which have no exercise price.
3.Column (c) includes 8,276,537 shares remaining available for issuance under the ECP, (all of which can be used under the ECP for awards other than options, warrants or rights) including 175,205 shares relating to option awards assumed as part of the RADA Merger that were forfeited and recycled back into the ECP, and 1,863,464 shares available for issuance under the ESPP (none of which can be used under the ESPP for awards other than options, warrants or rights).
Pay Versus Performance Disclosure
Background
The following section has been prepared in accordance with the SEC’s Pay Versus Performance (“PVP”) disclosure rules, which require us to disclose certain information reflecting the relationship between certain elements of the Company’s financial performance and Compensation Actually Paid (“CAP”) and Average Compensation Actually Paid (“Average CAP”). We have calculated CAP and Average CAP in accordance with the PVP disclosure rules but neither reflects the actual or average amount of compensation paid to, received by, or earned by our Principal Executive Officer (“PEO”) and our non-PEO NEOs during the applicable years.
To calculate the CAP for the PEO and the Average CAP for the non-PEO NEOs, adjustments are made to the Total compensation reported in the Summary Compensation Table for the applicable years. These adjustments are described in the tables below the PVP Table.

Leonardo DRS	62	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
The Compensation Committee does not use CAP or Average CAP as a basis for making compensation decisions, nor does it use the performance measures defined by the SEC for the PVP Table to measure performance for incentive plan purposes.
Refer to “Compensation Discussion & Analysis—Compensation Program Overview—Executive Compensation Philosophy” for how we align pay with performance and “Compensation and Discussion Analysis—Components of Compensation Program” for a description of how the Compensation Committee approaches the design of our executive compensation program.
2025 Pay Versus Performance Table
The following table sets forth: (i) the total and average total compensation set forth in the Summary Compensation Table (“SCT”) for the PEO and the other non-PEO NEOs as a group, respectively; (ii) the total and average total CAP (as determined in accordance with Item 402(v)) for the PEO and the other non-PEO NEOs as a group, respectively; (iii) the Company’s cumulative TSR (“Cumulative TSR”) and the cumulative TSR (“Peer Group Cumulative TSR”) of our Item 402(v) peer group (“PVP Peer Group”), as determined in accordance with Item 402(v); and (iv) Net Income and Adjusted EBITDA, for the previous five years.

		Compensation Actually Paid to PEO ($)(3)	Average SCT Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based on(4):
Year(1)	SCT Total for PEO ($)(2)				Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($ in millions)	Adjusted EBITDA ($ in millions)(5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	8,224,992	10,497,131	2,165,588	2,620,053	349	230	278	453
2024	7,874,971	26,193,985	2,022,776	5,741,640	294	157	213	400
2023	10,821,579	19,073,744	2,647,586	4,326,150	182	127	168	324
2022	11,050,279	13,210,191	2,631,687	3,087,365	116	102	405	318
2021	6,323,603	6,323,603	1,620,284	1,620,284	n/a	n/a	154	310
1.Mr. Lynn served as PEO and Mr. Dippold, Mr. Baylouny, Mr. Dorfman and Ms. Wallace served as Non-PEO NEOs since 2021.
2.Reflects the SCT “Total Compensation” for our PEO and the average SCT “Total Compensation” of each of the non-PEO NEOs (determined as set forth below).
3.Represents CAP for our PEO and Average CAP for our non-PEO NEOs as a group, as determined in accordance with Item 402(v) and does not reflect the compensation ultimately earned or realized by our PEO or non-PEO NEOs.
4.Reflects our Cumulative TSR and our Peer Group Cumulative TSR for each measurement period from the date of our public listing (November 29, 2022) through December 31, 2025. Dividends are assumed to be reinvested, and the returns of each company in our PVP Peer Group are weighted to reflect relative stock market capitalization. Results assume that $100 was invested on November 29, 2022 (our first trading day), in each of our common stock and the stocks comprising our PVP Peer Group. Our PVP Peer Group is the same peer group used in the Performance Graph for purposes of Item 201(e)(1)(ii) of Regulation S-K in our 2025 Annual Report, the S&P Aerospace & Defense Select Industry Index.
5.Adjusted EBITDA is a non-GAAP financial measure. For more information, see “Appendix A: Non-GAAP Financial Measures” to this proxy statement.

Leonardo DRS	63	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Reconciliations of SCT Total compensation to CAP for our PEO and average SCT Total compensation to Average CAP for our non-PEO NEOs is shown below:
Adjustments to Determine CAP for PEO

Covered Fiscal Year	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

SCT Total for PEO	8,224,992	7,874,971	10,821,579	11,050,279	6,323,603
Pension Adjustments(1)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	—	—	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—	—	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—	—	—	—
Equity Adjustments(2)
Subtract fair value (as of grant date) reported in the “Stock Awards” and “Option Awards” columns in the SCT for the covered fiscal year	4,846,532	4,395,296	4,410,599	5,881,021	—
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	4,450,818	6,928,831	6,105,185	8,040,933	—
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	—	—	—	—	—
Add the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	2,312,241	9,783,015	6,583,569	—	—
Add the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during covered fiscal year	355,612	6,002,464	(25,990)	—	—
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during covered fiscal year	—	—	—	—	—
Add incremental fair value (as of modification date) of equity awards modified during covered fiscal year	—	—	—	—	—
Add dividends or other earnings paid on equity awards during covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Total Adjustments	2,272,139	18,319,014	8,252,165	2,159,912	—
CAP Total for PEO	10,497,131	26,193,985	19,073,744	13,210,191	6,323,603

Leonardo DRS	64	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Adjustments to Determine Average CAP for Non-PEO NEOs as a Group

Covered Fiscal Year	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Average SCT Total for Non-PEO NEOs	2,165,588	2,022,776	2,647,586	2,631,687	1,620,284
Pension Adjustments(1)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	9,520	—	9,878	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—	—	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—	—	—	—
Equity Adjustments(2)
Subtract fair value (as of grant date) reported in the “Stock Awards” and “Option Awards” columns in the SCT for the covered fiscal year	951,028	839,130	891,670	1,207,969	—
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	873,376	1,322,819	1,234,256	1,663,647	—
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	—	—	—	—	—
Add the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	470,144	1,977,810	1,351,114	—	—
Add the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during covered fiscal year	71,493	1,257,365	(5,258)	—	—
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during covered fiscal year	—	—	—	—	—
Add incremental fair value (as of modification date) of equity awards modified during covered fiscal year	—	—	—	—	—
Add dividends or other earnings paid on equity awards during covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year		—	—	—	—
Total Adjustments	454,465	3,718,864	1,678,564	455,678	—
CAP Total for Non-PEO NEOs	2,620,053	5,741,640	4,326,150	3,087,365	1,620,284
1.For all years, there was no pension value attributable to “service cost” or “prior service cost,” so no adjustments are reflected for these values required to be added as part of the CAP pension adjustments.
2.The fair value or incremental fair value of all incentive equity awards is determined in accordance with ASC 718, “Compensation – Stock Compensation,” generally using the same methodology and assumptions the Company uses for financial reporting purposes when determining the grant date fair value of our equity awards reflected in the Summary Compensation Table; provided, in order to properly value equity awards for the PVP disclosure, we adjusted the stock price to reflect the closing stock price as of the relevant measurement date. For awards outstanding on the last day of 2022, 2023, 2024, and 2025 the closing stock price used was $12.78, $20.04, $32.31, and $34.09, respectively. For the 2022 RSUs, 2023 RSUs and 2024 RSUs that vested in 2025, the closing stock price on each vesting date was $33.13 on March 17, 2025 and $32.87 on April 1, 2025, respectively. In valuing the portion of the 2023, 2024 and 2025 PRSUs subject to market-based vesting conditions, the assumptions in the Monte Carlo model we use for determining grant date fair value were adjusted to reflect changes in each of the following as of the relevant measurement date: stock price volatility, time remaining in the performance period, actual relative TSR and stock price performance, and risk free interest rates. In valuing the portion of our outstanding 2023, 2024 and 2025 PRSUs subject to Company performance-based vesting conditions, the value for the covered fiscal year is based upon the probable outcome of the performance conditions as of the last day of the fiscal year.

Leonardo DRS	65	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Required Tabular Disclosure of Most Important Measures to Determine FY2025 CAP
The six items listed below represent the most important measures used to link CAP for 2025 to the Company performance. While we utilize several financial performance measures to align executive compensation with the Company’s performance, not all of those measures are represented in the table below. For further information on these measures, see “Compensation Discussion and Analysis.”

Most Important Performance Measures

Revenue
Adjusted EBITDA
Adjusted Diluted Earnings per Share
Free Cash Flow
Return on Invested Capital
Relative Total Shareholder Return
Narrative to the 2025 Pay Versus Performance Table
As noted above, we are required to provide the above tabular and below narrative disclosures in order to comply with Item 402(v).
The following graphs illustrate the relationship between the CAP for our PEO and the Average CAP of our non-PEO NEOs and the performance measures set forth in the above table.
Relationship between the Company’s Cumulative TSR and its Peer Group’s Cumulative TSR
Relationship between CAP and the Company’s Cumulative TSR
As shown above in the “2025 Pay Versus Performance Table,” the PEO’s and other non-PEO NEOs’ CAP amounts generally align with the Company’s Cumulative TSR. This is due primarily to the Company’s use of equity incentives, which are tied directly to the stock price in addition to the Company’s financial performance.

Leonardo DRS	66	2026 Proxy Statement

Proposal 2 – Approval of Advisory Resolution Regarding the Compensation of the Company’s NEOs
Relationship between CAP and Company Net Income over FY 2021-2025
The following graphic depicts the relationship of the CAP received by our PEO and other non-PEO NEOs in 2021, 2022, 2023, 2024 and 2025 to the Company’s Net Income.
Relationship between CAP and Company Adjusted EBITDA over FY 2021-2025
The following graphic depicts the relationship of the CAP received by our PEO and other non-PEO NEOs in 2021, 2022, 2023, 2024 and 2025 to the Company’s Adjusted EBITDA*.
*    This is a non-GAAP financial measure. For more information, see “Appendix A: Non-GAAP Financial Measures” to this proxy statement.
All information provided above under the “Pay Versus Performance Disclosure” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Leonardo DRS	67	2026 Proxy Statement

Proposal 3

Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026

The Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The decision of the Audit Committee to appoint Ernst & Young LLP was based on careful consideration of the firm’s qualifications as an independent registered public accounting firm. Ernst & Young LLP was originally selected by the Audit Committee as the Company’s independent registered public accounting firm effective March 28, 2022.
Although the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, the Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee would investigate the reasons for the stockholders’ rejection and would consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Company has been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

VOTE
The Board unanimously recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2026 presented in Proposal 3.

Leonardo DRS	68	2026 Proxy Statement

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
Audit Committee Report to Stockholders
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement in whole or in part, the information set forth above under “Board Meetings and Committees - Audit Committee,” relating to the charter of the Audit Committee and the following report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any such previous or future filings.
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process and compliance with the Sarbanes-Oxley Act on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal control over the Company’s financial reporting.
Based on the review and discussions referred to in this report, we recommended to the Board that the audited financial statements for the year ended December 31, 2025, be included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2025. Our recommendation was based on our review and discussion of the audited financial statements with management, and our discussions with Ernst & Young LLP, the independent registered public accounting firm that audited the financial statements.
In addition, our recommendation was based on our discussion with Ernst & Young LLP of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. We also discussed with Ernst & Young LLP their independence and received from them the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. We based our recommendation on the foregoing discussions, disclosures and considerations.

Audit Committee: Mary E. Gallagher, Chair Dr. Louis R. Brothers David W. Carey Eric C. Salzman

Leonardo DRS	69	2026 Proxy Statement

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
Audit Committee’s Policy on Services and Pre-Approval of Services Provided by Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee shall be directly and solely responsible for such appointment, retention, oversight, compensation, evaluation, and termination of the Independent Auditor of the Company and its subsidiaries (including resolution of any disagreement between Company management and the Independent Auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review, or attest services or the Company and its subsidiaries. The Audit Committee is also responsible for reviewing and proposing annually to the Board, the Independent Auditor’s proposed terms of engagement and fee arrangement, and review and pre-approve each service and related fees considered to be auditing services pursuant to any pre-approval policies and procedures set by the Audit Committee.
Fees Paid to Independent Registered Public Accounting Firm
The following table represents fees billed or expected to be billed for professional audit services rendered for the audit of the Company’s consolidated financial statements for fiscal years 2025 and 2024, and fees billed for other services rendered by our auditor during those same periods. Ernst & Young served as our independent registered public accounting firm for the fiscal years ending December 31, 2025 and 2024. All such fees were approved in accordance with the Pre-approval Policy described above.

Year Ended December 31	2025 ($)	2024 ($)

Audit Fees(1)	5,335,000	5,461,000
Audit Related Fees(2)	3,000	90,000
Tax Fees	—	—
All Other Fees	—	—
Total	5,338,000	5,551,000
1.For professional services rendered for the audits of our financial statements included in our Annual Report on Form 10-K for fiscal years 2025 and 2024, as well as reviews of our financial statements in our Quarterly Reports on Form 10-Q during fiscal years 2025 and 2024.
2.For professional services that are reasonably related to the performance of the audit or review of our financial statements. For fiscal years 2025 and 2024 this consisted of agreed upon procedures.

VOTE

The Board unanimously recommends that stockholders vote “FOR” the ratification of the Appointment of the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

Leonardo DRS	70	2026 Proxy Statement

Stock Ownership of Management Table
The following table shows how much Leonardo DRS common stock was beneficially owned, as of March 31, 2026, by each director, each NEO of the Company, and all directors and executive officers as a group. The percentage calculations set forth in the table are based on 265,965,593 shares of common stock outstanding on March 31, 2026.

	Number of Shares (#)	Percent (%)*

Directors
Frances F. Townsend	30,320	*
Gail S. Baker	30,320	*
Dr. Louis R. Brothers	20,760	*
David W. Carey(1)	23,882	*
George W. Casey, Jr.	28,820	*
Mary E. Gallagher	30,320	*
Reuben Jeffery III(2)	—	*
Kenneth J. Krieg	27,720	*
Eric C. Salzman	11,820	*
NEOs
William J. Lynn III(3)	312,382	*
Michael Dippold(4)	105,006	*
John Baylouny(5)	149,619	*
Mark A. Dorfman(6)	72,167	*
Sally A. Wallace(7)	112,015	*
All directors and executive officers as a group (13 persons)(8)	672,085	*
*    Less than one percent
1.Mr. Carey retired from the Board on March 31, 2026.
2.Mr. Jeffery joined the Board on April 1, 2026 and is standing for reelection at the Annual Meeting.
3.Mr. Lynn was both a director and an NEO, who retired from his role as Chairman of the Board and Chief Executive Officer on December 31, 2025. He remained employed in an executive advisory capacity through his last day of employment April 1, 2026. His outstanding share amount is from his last Form 4 filed on December 11, 2025.
4.For Mr. Dippold, includes 5,451 RSUs, 10,360 RSUs, 6,815 RSUs, 33,380 PRSUs and 22,378 PRSUs, each vesting on April 1, 2026, within 60 days following the Record Date.
5.For Mr. Baylouny, includes 6,008 RSUs, 12,627 RSUs, 8,325 RSUs, 40,681 PRSUs, and 27,274 PRSUs, each vesting on April 1, 2026, within 60 days following the Record Date.
6.For Mr. Dorfman, includes 3,448 RSUs, 7,252 RSUs, 4,770 RSUs, 23,367 PRSUs and 15,664 PRSUs, each vesting on April 1, 2026, within 60 days following the Record Date.
7.For Ms. Wallace, includes 3,042 RSUs, 7,252 RSUs, 4,337 RSUs, 23,367 PRSUs, 15,664 PRSUs, each vesting on April 1, 2026, within 60 days following the Record Date.
8.Includes only current executive officers and directors including Jason Rinsky, EVP Chief Tax and Treasury Officer. Mr. Lynn’s shares are not included because he no longer serves as an executive officer.

Leonardo DRS	71	2026 Proxy Statement

Persons Owning More than 5% of Leonardo DRS Common Stock
The following table shows how many shares of Leonardo DRS common stock were owned by each person known to us to own more than five percent of our common stock as of March 31, 2026. The percentage calculations set forth in the table are based on 265,965,593 shares of common stock outstanding on March 31, 2026, rather than based on the percentages set forth in the stockholder’s Schedule 13G/A.
Ownership of Common Stock

Principal Holders	Number of Shares (#)	Percent (%)

Leonardo S.p.A. and Leonardo US Holding LLC(1)	189,745,073	71.3%
1.Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 9, 2024 by Leonardo S.p.A. and Leonardo US Holding, LLC (together, “Leonardo”). Leonardo is the beneficial owner of 189,745,073 shares, with shared dispositive power and shared voting power over all such shares. The address of the principal business office of Leonardo US Holding, LLC is 1235 South Clark Street, Suite 700, Arlington, VA 22202. The address of the principal business office of Leonardo S.p.A. is Piazza Monte Grappa n.4, 00195 Rome, Italy.

Leonardo DRS	72	2026 Proxy Statement

Certain Relationships and Related Party Transactions
General
The Company's Nominating Committee Charter provides that the Committee has the primary responsibility for reviewing and approving or rejecting “related-party transactions,” which are transactions between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or may have a direct or indirect material interest (“Related Party Transactions”) (the “RPT Policy”). The RPT Policy defines a related person as a director, executive officer, nominee for director or greater than 5% beneficial owner of Company securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Under our RPT Policy, certain ordinary course transactions with Leonardo S.p.A. and US Holding are preapproved and then ratified by the Nominating Committee at regularly scheduled meetings.
Relationship with Leonardo S.p.A.
Proxy Agreement
In March 2025, the Company entered into an Amended and Restated Proxy Agreement by and among Leonardo S.p.A.; US Holding; Leonardo International S.p.A.; the Company; the individual proxy holders who are signatories thereto and their successors; and the DoW (the “Proxy Agreement”).
Since the Company has an Italian indirect majority stockholder, the Company is deemed to be operating under Foreign Ownership, Control or Influence (“FOCI”), as defined under the National Industrial Security Program Operating Manual. Furthermore, the Italian state beneficially owns approximately 30.2% of Leonardo S.p.A.’s voting power. In order to be permitted to maintain the Company’s security clearances and its access to classified data and to perform or bid on classified programs, the Company is required to mitigate FOCI, which the Company has done by entering into the Proxy Agreement. Among other things, the Proxy Agreement:
•provides that the shares of the Company common stock owned directly by US Holding and indirectly by Leonardo S.p.A. are voted through proxy holders, who must be independent from current and prior affiliation with Leonardo S.p.A. and its subsidiaries (including us and US Holding) and must maintain adequate security clearance;
•provides that the proxy holders are appointed by US Holding (in consultation with Leonardo S.p.A.), but the appointment is subject to approval of DCSA, and that the proxy holders must be members of the Company’s Board;
•restricts the Company’s ability to share facilities and personnel with and receive certain services from Leonardo S.p.A. or its other subsidiaries;
•requires the Company to maintain a Government Security Committee consisting of all proxy holders;
•requires that the Audit Committee appoint an independent auditor to conduct an annual audit of the Company's books and records;

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Certain Relationships and Related Party Transactions
•requires proxy holders to meet as necessary to satisfy their responsibilities under the Proxy Agreement and requires the Board to meet at least four times a year in addition to any separate meetings of the proxy holders; and
•restricts the Company’s ability to share facilities and personnel with and receive certain services from Leonardo S.p.A. or its other subsidiaries.
The Proxy Agreement will automatically terminate if US Holding holds less than 50% of the Company’s outstanding shares of common stock and DCSA determines that FOCI mitigation is no longer necessary, among other reasons.
Proxy Holders
The Proxy Agreement requires the appointment of five proxy holders, who must be independent from current and prior affiliation with Leonardo S.p.A. and its subsidiaries, maintain adequate security clearances, and vote the shares of the Company’s common stock owned by Leonardo S.p.A. Proxy holders are appointed by US Holding after reasonable consultation with Leonardo S.p.A. and approval by DCSA and serve for staggered three-year terms. Upon expiration of a proxy holder’s term, or the death, resignation, removal or inability to act of any proxy holder, the proxy holder may be reappointed or replaced. Until a successor proxy holder accepts appointment, the remaining proxy holders may exercise all of the rights, powers and privileges of the proxy holders and if no proxy holders remain, the Chair of the Company’s Board will be automatically vested with all rights, powers, authorities and immunities of the proxy holders for an interim period until a new proxy holder is appointed by US Holding and approved by DCSA. The current proxy holders and the commencement and expiration of their terms are as set forth in the table below.

Proxy Holder	Term Commencement	Term Expiration

Dr. Louis R. Brothers	April 1, 2026	March 31, 2029
General George W. Casey, Jr.	January 1, 2024	March 31, 2027
Reuben Jeffery III	April 1, 2026	March 31, 2029
Kenneth J. Krieg	January 1, 2025	March 31, 2028
Frances F. Townsend	January 1, 2025	March 31, 2028
The Proxy Agreement confers on the proxy holders the right to vote US Holding’s and Leonardo S.p.A.’s shares of our common stock in the same manner and to the same extent as if they were the absolute owners of such shares in their own right. All actions of the proxy holders with respect to such shares of our common stock require a majority vote of the proxy holders. Each proxy holder is entitled to one vote.
The proxy holders are permitted to vote for or consent to certain matters in their sole and absolute discretion, without consultation with US Holding or Leonardo S.p.A., while for other matters, the proxy holders may only vote for or consent to certain matters with the express written approval of US Holding. The proxy holders may only vote to declare or suspend dividends after prior consultation with US Holding.
Board of Directors
Under the terms of the Proxy Agreement, the proxy holders will, in their discretion and in consultation with the Nominating Committee, nominate four additional individuals who are not proxy holders, selected from candidates proposed by US Holding, in consultation with the Nominating Committee, as candidates for election to our Board (the “non-proxy holder director nominees”). The non-proxy holder director nominees will include (i) our CEO and (ii) three additional individuals.

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Certain Relationships and Related Party Transactions
The Nominating Committee will nominate the proxy holders for election as directors at any meeting of the Company’s stockholders at which directors are to be elected. At any such meeting, the proxy holders will vote on behalf of US Holding to elect the then-current proxy holders and the non-proxy holder director nominees to serve on the Board for the succeeding year. The proxy holders may remove any non-proxy holder director nominee from the Board by majority vote after consultation with US Holding.
In the event of a material breach of the Proxy Agreement, the DoW may (i) novate our classified contracts to a company not under FOCI at our expense, (ii) terminate our classified contracts and deny us new classified contracts, (iii) revoke our facility security clearance and/or (iv) suspend or debar us from participation in all U.S. government contracts.
DCSA may terminate the Proxy Agreement if it deems it is no longer necessary in order to maintain our facility security clearance or if our facility security clearance is no longer necessary, if there has been a breach of the Proxy Agreement that requires its termination or if DCSA determines that terminating is necessary for national security or, in DCSA’s sole discretion, upon petition by us or US Holding. The Proxy Agreement automatically terminates upon the sale of our business or all of US Holding’s interest in a person or entity not controlled by Leonardo S.p.A. or if US Holding holds less than 50% of our outstanding shares of common stock and DCSA determines that FOCI mitigation is no longer necessary.
Other Agreements
The Company and US Holding entered into a Tax Allocation Agreement, dated as of November 16, 2020, as amended on July 28 and July 29, 2022 (the “Tax Agreement”), with members of an affiliated group (the “affiliated group”), as defined in Section 1504(a) of the Code, members of one or more consolidated, combined, unitary or similar state tax groups (the “state members”) and additional parties who are part of an “expanded affiliated group” for certain tax purposes. The Tax Agreement provides for the method of computing and allocating the consolidated U.S. federal tax liability of the affiliated group among its members and of allocating any state group tax liabilities among the state members.
The Company has also entered into a Trademark License Agreement, dated as of April 28, 2021, with Leonardo S.p.A., pursuant to which Leonardo S.p.A. grants the Company, subject to certain limitations, a non-exclusive license to use certain trademarks, including the name “Leonardo.”
The Company also entered into a Registration Rights Agreement, dated as of November 28, 2022, with Leonardo S.p.A. and US Holding, which, among other things, provides Leonardo S.p.A. and its affiliated entities with customary demand, shelf and piggy-back registration rights from and following the closing to facilitate a public offering of our common stock held by US Holding.
Leonardo DRS, US Holding and Leonardo S.p.A. also entered into an Amended and Restated Cooperation Agreement, dated as of June 18, 2025, pursuant to which, among other things, (i) Leonardo S.p.A. has certain consent, access and cooperation rights, (ii) US Holding has consent rights over our Company and its subsidiaries, including over the creation or issuance of any new classes or series of stock, listing or delisting from any securities exchange, and making material changes to the Company’s accounting policies and changing DRS’s auditor, and (iii) neither US Holding nor Leonardo S.p.A. has the ability to transfer any of our voting securities for a period of six months following the closing of the RADA Merger, except in connection with a change in control of the Company or for transfers to affiliates.
Affiliated Operations Plan (the “AOP”) Services Agreements
Although the Company operates largely independently from Leonardo S.p.A., the Company, Leonardo S.p.A. and Leonardo S.p.A.’s subsidiaries each provide certain services to each other, share certain services and rely on certain third-party service providers to provide services pursuant to shared services contracts, subject to the terms of the Proxy Agreement and in accordance with the AOP, approved by DCSA.

Leonardo DRS	75	2026 Proxy Statement

Certain Relationships and Related Party Transactions
The AOP currently governs the following types of arrangements:
•services Leonardo S.p.A. or its subsidiaries receive pursuant to a contract with a third-party service provider, which Leonardo S.p.A. or its subsidiaries then provide to us on a pass-through basis;
•services we receive pursuant to a contract with a third-party service provider, which we then provide to Leonardo S.p.A. or its subsidiaries (excluding us) on a pass-through basis;
•certain services we receive directly from Leonardo S.p.A. or its subsidiaries; and
•certain services we provide directly to Leonardo S.p.A. or its subsidiaries.
The fees for each of the services to be provided under the AOP are mutually agreed upon as part of the negotiation of the services agreement and may vary on the basis of usage and other factors. Although we seek to implement commercially reasonable terms (including fees for the services provided) that could have been negotiated with an independent third party, the terms of such agreement may later prove to be more or less favorable than arrangements we could make to provide these services internally or to obtain them from unaffiliated service providers in the future.
Sales and Purchases
The Company has various related-party sales and purchases with US Holding and its other affiliates that occur in the regular course of business. Related-party sales are included in revenues and were $29 million, $30 million, and $40 million for the years ended December 31, 2025, 2024, and 2023, respectively. Related-party purchases are included in cost of revenues and were $7 million, $7 million, and $4 million for the years ended December 31, 2025, 2024, and 2023, respectively. The receivables with US Holding and its other affiliates of $5 million and $19 million, respectively, and payables of $5 million and $4 million, respectively, as of December 31, 2025 and 2024, are included in accounts receivable and accounts payable in our Consolidated Balance Sheets. In addition, there was a related-party balance in contract assets of $16 million and $12 million, respectively, as of December 31, 2025 and 2024.

Leonardo DRS	76	2026 Proxy Statement

Stockholder Communications with the Board of Directors
Stockholders may send communications to the Board by submitting a letter addressed to: Leonardo DRS, Inc., Attn: Corporate Secretary, 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202. The Board has instructed the Corporate Secretary to forward such communications to the Board Chair. The Board has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, not to forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board consideration. The Corporate Secretary may also forward the stockholder communication within the Company to the CEO or to another executive officer to facilitate an appropriate response.
The Corporate Secretary maintains a log of all communications from stockholders and the disposition of such communications, which the directors review at least annually.

Leonardo DRS	77	2026 Proxy Statement

Stockholder Nominations and Proposals for 2027 Annual Meeting
Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy to be distributed in connection with next year’s annual meeting of stockholders must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on December 4, 2026. Proposals should be sent to the attention of the Corporate Secretary. More information regarding stockholder proposals under Rule 14a-8, including procedural and substantive requirements and reasons why the Company may exclude the proposal from its proxy statement may be found in Rule 14a-8.
Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders (other than a proposal brought pursuant to SEC Rule 14a-8). These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices by a stockholder of record on both the date of giving notice and the record date for the annual meeting. In general, our Bylaws require that such a notice for nominating a director or introducing an item of business at the 2027 annual meeting of stockholders must be received not earlier than January 14, 2027 and not later than February 15, 2027. However, if the 2027 annual meeting of stockholders is called for a date that is advanced by more than 30 days before or delayed by more than 60 days after the anniversary date of the 2026 Annual Meeting, the notice must be received before (a) the close of business on the 90th day prior to the meeting or (b) the close of business on the tenth day following the day on which a public announcement of the date of the meeting is first made, whichever is later. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and SEC requirements. We will not consider any proposal or nomination that does not meet the Bylaws and SEC requirements for submitting a proposal or nomination. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Within two business days after delivering such notice required by Section 8 of the Bylaws and Rule 14a-19, the stockholder must certify to and notify the Corporate Secretary that the stockholder has met and complied with all of the requirements under the Bylaws and Rule 14a-19.
Notices of intention to nominate a director or present proposals at the 2027 annual meeting of stockholders should be addressed to the Corporate Secretary, Leonardo DRS, Inc., 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Leonardo DRS	78	2026 Proxy Statement

Householding of Proxy Materials
In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice or, if you have elected to receive hard copies, our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and received only one Notice or one set of proxy materials and would like to request a separate copy of these materials or any other proxy materials in the future, please: (1) mail your request to Leonardo DRS, Inc., 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202, Attn: Corporate Secretary; (2) send an e-mail to stephen.vather@drs.com; or (3) call our Investor Relations department at 703-416-8000. Additional copies of the proxy materials will be sent within 30 days after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Annual Report on Form 10-K
You may obtain a free copy of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC and available at its website at www.sec.gov. Please contact the Corporate Secretary, Leonardo DRS, Inc., 2345 Crystal Drive, Suite 1000, Arlington, Virginia 22202 or email investor.relations@LeonardoDRS.com. This report is also available at www.proxydocs.com.
Other Matters
Leonardo DRS is soliciting this proxy on behalf of its Board and will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the Notice and proxy materials. This solicitation is being made by mail, but also may be made personally or by facsimile, telephone, messenger, or via the Internet. The Company will also pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.
We are not aware of any additional matters to be acted upon at the Annual Meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.
By Order of the Board of Directors,
LEONARDO DRS, INC.
Mark A. Dorfman
Executive Vice President, General Counsel and Corporate Secretary
April 3, 2026

Leonardo DRS	79	2026 Proxy Statement

Appendix A
Non-GAAP Financial Measures
We believe the non-GAAP financial measures presented in this document will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.
We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin	Year Ended December 31, 2025 ($ in millions)

Net earnings	278
Income tax provision	58
Interest expense, net	8
Amortization of intangibles	22
Depreciation	71
Restructuring costs	2
Other one-time non-operational events	14
Adjusted EBITDA	453
Adjusted EBITDA margin	12.4%
We define adjusted EBITDA as net earnings before income taxes, interest expense, amortization of acquired intangible assets, depreciation, deal-related transaction costs, restructuring costs, and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals, executive transition costs and foreign exchange impacts). Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues.

Leonardo DRS	80	2026 Proxy Statement

Appendix A

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share	Year Ended December 31, 2025 (in millions, except per share amounts)

Net earnings	278
Amortization of intangibles	22
Restructuring costs	2
Other one-time non-operational events	14
Tax effect of adjustments	(8)
Adjusted net earnings	308
Diluted weighted average number of shares outstanding	268.726
Diluted earnings per share	1.03
Adjusted diluted earnings per share	1.15
We define adjusted net earnings as net earnings excluding amortization of acquired intangible assets, deal-related transaction costs, restructuring costs, and other one-time non-operational events (which include non-service pension expense, legal liability accrual reversals, executive transition costs and foreign exchange impacts) and the related tax impacts. Adjusted diluted earnings per share is calculated by dividing adjusted net earnings by the diluted weighted average number of shares outstanding.

Free Cash Flow	Year Ended December 31, 2025 ($ in millions)

Net cash provided by operating activities	366
Capital expenditures	(139)
Free cash flow	227
We define free cash flow as the sum of the cash flows provided by (used in) operating activities, transaction-related expenditures (net of tax), capital expenditures and proceeds from sale of assets.

Leonardo DRS	81	2026 Proxy Statement

LEONARDO DRS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DRS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85435-P45906

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEONARDO DRS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Frances F. Townsend
02) Gail S. Baker
03) John A. Baylouny
04) Dr. Louis R. Brothers
05) General George W. Casey, Jr. (Ret.)
06) Mary E. Gallagher
07) Reuben Jeffery III
08) Kenneth J. Krieg
09) Eric C. Salzman

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V85436-P45906

LEONARDO DRS, INC.
Annual Meeting of Stockholders
May 14, 2026 9:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark A. Dorfman and Michael Dippold, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LEONARDO DRS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time, on May 14, 2026, virtually at www.virtualshareholdermeeting.com/DRS2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side